UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

McCORMICK & COMPANY, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

McCORMICK & COMPANY, INCORPORATED

24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

Lawrence E. Kurzius

Executive Chairman

Brendan M. Foley

President and Chief Executive Officer

February 15, 2024

“Our business fundamentals remain strong, and we are confident we will continue to not only deliver profitable growth, but also drive total shareholder return at an industry-leading pace.”

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders to be held on Wednesday, March 27, 2024 at 10:00 a.m. Eastern Time, which will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

Prior to the meeting, we encourage you to review the Company’s Annual Report to Stockholders for the 2023 fiscal year.

We envision a world united by flavor where healthy, sustainable and delicious go hand in hand. We are committed to delivering industry-leading financial performance while doing what’s right for people, communities, and the planet. With our overarching focus on growth, performance and people, we are confident we will continue to build long-term stockholder value.

•
Growth – McCormick is a global leader in flavor. The breadth and reach of our strong portfolio uniquely positions us to capitalize on the consumer demand for flavor in every sip and bite through our products and our customers’ products. Our two segments, Consumer and Flavor Solutions, complement each other and reinforce our differentiation. The scale, insights, and technology that we leverage from both segments are meaningful in driving sustainable growth.

•
Performance – In 2023, despite an economically pressured consumer environment, we made progress in advancing our business in the right direction. We delivered on our cost recovery plans, strengthened our margins, and significantly improved our cash flow. The fundamentals that have driven our past success remain strong. At the end of 2023 our Board of Directors authorized a 7.7% increase in the quarterly dividend continuing our long history of returning cash to stockholders.

•
People – Our high-performance culture is rooted in our fundamental values of integrity, fairness, mutual respect, teamwork, and innovation and engages all employees through our multiple management philosophy of encouraging participation and inclusion. Throughout 2023, the commitment, dedication, and engagement of our employees propelled our business forward. The momentum our people are carrying into 2024 will fuel our continued success.

McCormick’s Board of Directors and leadership team continue to direct our strategy and set our course for growth. We are pleased to have Terry S. Thomas, the Chief Growth Officer for Flowers Foods, Inc., join McCormick’s Board in 2024 as a new independent director. Freeman A. Hrabowski, III will be retiring from our Board as of the Annual Meeting. Freeman has served as a director since 1997, and we sincerely appreciate his contributions and service.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote your shares via the internet, by telephone, or, for stockholders who have requested to receive paper copies of the proxy materials, by signing and returning the proxy card so that your shares are represented at the meeting.

Thank you for your continued confidence in our Company. We look forward to your participation at the meeting.

Best regards,

March 27, 2024

10:00 a.m. Eastern Time

Virtual Annual Meeting:
www.virtualshareholdermeeting.com/MKC2024

NOTICE

of Annual Meeting
of Stockholders

The Annual Meeting of Stockholders (the “Annual Meeting”) of McCormick & Company, Incorporated (“McCormick”) will be held in a virtual meeting format only at 10:00 a.m. Eastern Time on March 27, 2024, for the purpose of considering and acting upon:

1.	the election of directors from the nominees named in the proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
2.	the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of McCormick to serve for the 2024 fiscal year;
3.	the approval, on a non-binding advisory basis, of McCormick’s Named Executive Officer compensation for fiscal 2023 (a “say-on-pay” vote); and
4.	any other matters that may properly come before such meeting or any adjournments thereof.

The proxy statement accompanying this Notice of 2024 Annual Meeting of Stockholders describes each of these items in detail and contains other important information that you should read and consider before you vote.

February 15, 2024

Jeffery D. Schwartz

Vice President, General Counsel & Secretary

The Board of Directors has fixed the close of business on January 2, 2024, as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Only holders of Common Stock (NYSE: MKC.V) are entitled to vote. Holders of Common Stock Non-Voting (NYSE: MKC) may not vote but are welcome to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/MKC2024. You may view the Annual Meeting by registering as a guest with your name and email address, but if you want to ask questions and/or vote at the Annual Meeting then you will also need to enter the control number found on your Notice of Internet Availability, proxy card, or voting instruction form.

McCormick is furnishing proxy materials to its stockholders through the internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, unless otherwise requested, each of McCormick’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report on Form 10-K. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.

Please vote your proxy promptly by internet, telephone or by mail as directed on the proxy card in order that your stock may be voted at the Annual Meeting.

You may revoke your proxy at any time before it is voted by submitting a later dated proxy card or by subsequently voting via internet or telephone or by attending the Annual Meeting virtually and voting using the instructions provided at www.virtualshareholdermeeting.com/MKC2024.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 27, 2024:

The proxy statement and McCormick’s Annual Report on Form 10-K for the 2023 fiscal year are available at www.proxyvote.com. These materials are also available on McCormick’s Investor Relations website at ir.mccormick.com under “Investor Resources.” Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the meeting over the internet or by as described in those materials.	By Internet Prior to the Annual Meeting, vote your shares online at www.proxyvote.com. During the Annual Meeting, vote your shares online at www.virtualshareholdermeeting. com/MKC2024.	By Telephone Prior to the Annual Meeting, vote your shares by calling 1-800-690-6903.	By Mailing Your Proxy Card
If you have requested to receive paper copies of the proxy materials, vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

Back of Contents

Proxy Summary

This summary highlights selected information contained in this proxy statement. It does not contain all the information you should consider and as such we urge you to carefully read the proxy statement in its entirety prior to voting. For additional information, please review the Company’s Annual Report to Stockholders for the 2023 fiscal year.

Select Business Highlights for 2023

Financial performance	In 2023, net sales increased 5%, including a 1% unfavorable impact from currency. Operating income and adjusted operating income both increased 12%. While earnings per share was consistent with the prior year, adjusted earnings per share increased 7%. We generated strong cash flow from operations, reaching $1.2 billion, nearly double the cash flow from operations in 2022.(1)
Increased stockholder return	We returned approximately $418.5 million of cash to our stockholders through dividends in 2023 and, through the execution of our proven strategies, we have driven a total annual stockholder return of 8% over the past 10-year period.
38 years of uninterrupted dividend increases	We have paid dividends every year since 1925 and have increased our dividend in each of the past 38 years, placing McCormick among the S&P 500’s Dividend Aristocrats. In 2023, our dividend paid reached $1.56 per share. At the end of 2023 our Board of Directors (the “Board” or the “Board of Directors”) authorized a 7.7% increase in the quarterly dividend continuing our long history of returning cash to stockholders.
(1)	Adjusted operating income and adjusted earnings per share are non-GAAP measures. Refer to pages 33 to 37 of our 2023 Annual Report on Form 10-K filed on January 25, 2024 for more information, including a reconciliation of these non-GAAP financial measures to GAAP financial results.

Executive Compensation and Performance Alignment Summary

Our pay-for performance philosophy requires that a substantial portion of each executive’s total compensation should be performance-based and dependent on the achievement of stretch financial performance goals over both the short- and long-term. We pay for performance and the retention of key talent with the guiding principle that our financial performance goals should be drivers of stockholder value over both the short- and long-term.

Our executive compensation programs are aligned with our strategy and performance and include an annual performance-based incentive program and a Long-Term Incentive Plan (“LTIP”).

Our annual incentive is based on a formula that includes adjusted earnings per share (“EPS”) growth, net sales and adjusted operating income growth, adjusted for working capital charges and currency impact.

As part of our LTIP, performance-based awards are made under the Long-Term Performance Plan (“LTPP”) in the form of performance stock units (“PSUs”), which account for half of the total LTIP value. Cumulative net sales growth is the primary metric that determines the earned share awards under the LTPP with relative total stockholder return (“TSR”) modifying the total payout. Cumulative net sales represents the cumulative growth rate for continuing operations over a three-year period, adjusted for items including foreign currency and the sales impact associated with acquisitions and divestitures. Payouts of awards under the LTPP are paid entirely in shares to provide enhanced stockholder alignment.

The design of these programs ensures we stay committed to our executive compensation philosophy to link pay with performance.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     i

Back of Contents

The PSUs that concluded their performance period at the end of fiscal 2023 were earned at 150% of target (or 50% of the maximum opportunity), reflecting strong three-year cumulative net sales, offset by a downward relative TSR modifier due to our stock price performance. Annual incentive payouts for 2023 to corporate Named Executive Officers (as defined below) performance were 138.2% of target, reflecting above target EPS and profit performance moderated by sales performance below target level.

Director Highlights

The following charts summarize the strategic skills and core competencies that the Board considers valuable to effective governance and successful oversight of our corporate strategy and illustrates how the director nominees individually and collectively represent these key skills and competencies. The lack of an indicator for a particular item does not mean that the director does not possess that skill or competency; rather, the indicators represent that the item is a core skill or competency of that director. The charts also provide the personal attributes of the director nominees.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     ii

Back of Contents

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     iii

Back of Contents

Selected Definitions

The following terms are used in the proxy statement and have the meanings noted:

Annual Meeting – the 2024 Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on March 27, 2024.

Earnings Per Share (EPS) – calculated as net income divided by the total of the average number of shares of common stock and common stock equivalents (e.g., stock options) outstanding.

Exchange Act – the Securities Exchange Act of 1934, as amended.

Market Group – those consumer products companies listed under “How We Determined Executive Compensation for Fiscal 2023.” The Compensation and Human Capital Committee of the Board of Directors reviews the executive compensation programs of these companies to aid in making compensation decisions for each position occupied by McCormick’s executive officers, including its Named Executive Officers.

Named Executive Officers – individuals who served as the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) during the last fiscal year, the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the last completed fiscal year, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. In this proxy statement, our Named Executive Officers consist of Lawrence E. Kurzius, Brendan M. Foley, Michael R. Smith, Sarah J. Piper, Jeffery D. Schwartz, and Malcolm Swift.

Non-Qualified Stock Option – an award that allows the holder, after the award vests, to purchase shares of stock at a specified exercise price. Non-qualified stock options do not qualify for special tax treatment under Sections 422 or 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Peer Group – those manufacturers of food and other products also listed under “How We Determined Executive Compensation for Fiscal 2023.” The Compensation and Human Capital Committee establishes the financial performance targets used by McCormick for its performance-based incentive plans based on an analysis of the financial performance of the Peer Group companies because they are companies with whom we compete for equity investors.

Performance Stock Unit (PSU) – an award equal in value to, and payable in, a share of Company stock subject to vesting or payment based on the achievement of pre-established performance goals. Company stock is not issued at the time the award is granted, but as soon as practicable after it has been determined that the applicable goals and terms of the award have been satisfied. Dividends and voting rights begin only upon issuance of the underlying stock. PSUs are awarded under the LTPP.

Record Date – the date established by the Board of Directors for determining the stockholders eligible for notice of, and to vote at, the Annual Meeting. The Record Date for the Annual Meeting is January 2, 2024.

Restricted Stock Unit (RSU) – an award equal in value to, and payable in, a share of company stock. Company stock is not issued at the time of the grant, but generally is issued shortly after the recipient of the RSU satisfies the vesting requirements. Dividends and voting rights begin only upon issuance of the underlying stock.

Total Stockholder Return (TSR) – calculated as stock price appreciation over a given period of time plus dividends paid on the stock over the same time period.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     iv

Back of Contents

Proxy Statement

General Information

This proxy statement is being furnished on or about February 15, 2024 to holders of Common Stock in connection with the solicitation by the Board of Directors of McCormick of proxies to be voted at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2024
Annual Meeting of Stockholders to be held on March 27, 2024

The Notice of 2024 Annual Meeting of Stockholders and Proxy Statement, our proxy card, our Annual Report on Form 10-K and other Annual Meeting materials are available free of charge on the internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about February 15, 2024. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who requested them.

There are three ways for registered stockholders to vote your shares before the Annual Meeting. To vote by internet or by telephone, have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions on the website or provided by the recorded message to vote your shares.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 27, 2024:
The proxy statement and McCormick’s Annual Report on Form 10-K for the 2023 fiscal year are available at www.proxyvote.com. These materials are also available on McCormick’s Investor Relations website at ir.mccormick.com under “Investor Resources.” Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the meeting over the internet or by as described in those materials.	By Internet Prior to the Annual Meeting, vote your shares online at www.proxyvote.com. During the Annual Meeting, vote your shares online at www.virtualshareholdermeeting. com/MKC2024.	By Telephone Prior to the Annual Meeting, vote your shares by calling 1-800-690-6903.

By Mailing Your Proxy Card

If you have requested to receive paper copies of the proxy materials, vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage- paid envelope.

The shares represented by all proxies received will be voted in accordance with the instructions contained in the proxies. Any proxy given may be revoked at any time before it is voted by submitting a later dated proxy card, or by subsequently voting via internet or telephone or during the virtual Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/MKC2024 (the “Annual Meeting Website”). Such right of revocation is not limited or subject to compliance with any formal procedure. Attending the Annual Meeting virtually will not automatically revoke a stockholder’s prior internet or telephone vote or the stockholder’s proxy.

The cost of the solicitation of proxies will be borne by McCormick. In addition to the solicitation of proxies by mail, officers and employees of McCormick may solicit proxies by telephone, electronic mail, personal interview, and/or through the internet. We also may request that brokers and other custodians, nominees, and fiduciaries forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and McCormick may reimburse them for their expenses in so doing.

Record Date

At the close of business on the Record Date, there were 16,796,438 shares of Common Stock outstanding, which constitute all of the outstanding voting shares of McCormick. Except for certain voting limitations imposed by our Charter on beneficial owners of 10% or more of the outstanding shares of Common Stock, each share of Common Stock is entitled to one vote. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

References in this proxy statement to “Common Stock” do not refer to shares of Common Stock Non-Voting, which are not entitled to vote at the Annual Meeting or any adjournments thereof.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     1

Back of Contents

Virtual Stockholder Meeting

Our Annual Meeting will be conducted exclusively online as a live webcast with Lawrence E. Kurzius, Executive Chairman, Brendan M. Foley, President and Chief Executive Officer, Michael R. Smith - Executive Vice President and Chief Financial Officer, and Jeffery D. Schwartz - Vice President, General Counsel & Secretary. The virtual format allows stockholders the ability to view and/or participate in the Annual Meeting, including the live, online Q&A session, and vote, from any location convenient to them, providing stockholders access to our management, enhancing participation, and broadening stockholder engagement globally.

How do I participate in the Annual Meeting?

Stockholders of Common Stock and Common Stock Non-Voting will need to enter their control number found on their Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, if they also want to be able to ask questions and/or vote at the virtual Annual Meeting. The general public may also view the Annual Meeting by registering at the Annual Meeting Website as a guest with their name and email address. All registered guests will be allowed to view the Annual Meeting, but only registered stockholders who enter their control number will also be allowed to ask questions in our online Q&A forum throughout the duration of the Annual Meeting on Wednesday, March 27, 2024. We are committed to answering questions from as many stockholders as possible during the live Q&A session, as time permits.

Who is entitled to vote?

As described in this proxy statement, you are entitled to notice of the Annual Meeting and adjournments or postponements thereof if you were a stockholder as of the close of business on the Record Date. Only holders of Common Stock are entitled to vote. Holders of Common Stock Non-Voting may not vote but are welcome to attend the Annual Meeting and ask questions.

For holders of Common Stock, whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in this proxy statement. Stockholders who have requested to receive paper copies of the proxy materials will receive a proxy card that may be used to vote your shares of Common Stock in connection with the Annual Meeting. While recommended, it is not necessary to submit your proxy in advance, as you may vote during the Annual Meeting by following the instructions available on the Annual Meeting Website during the Meeting. To vote at the Annual Meeting Website, you must enter the control number found on your Notice of Internet Availability of Proxy Materials, proxy card, and/or voting instruction form. If you need assistance finding your control number, please contact your broker, bank, financial institution or other nominee or intermediary who may serve as stockholder of record for the shares you hold.

How can I ask questions during the Annual Meeting?

As part of the Annual Meeting, we will hold a live, online Q&A session, during which we intend to answer questions submitted before or during the Annual Meeting which are pertinent to the Company and the matters to be voted on, as time permits. Consistent with our prior annual meetings, we kindly ask stockholders not to ask more than one question in order to allow us to answer questions from as many stockholders as possible.

Questions regarding personal matters or general economic, political, or product questions, that are not directly related to the business of the Company are not pertinent to matters to be voted on and therefore will not be answered. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, stockholders may contact us separately after the Annual Meeting through our Investor Relations website at ir.mccormick.com. Questions may be submitted prior to the Annual Meeting at www.proxyvote.com or you may submit questions in real time during the Annual Meeting using the Annual Meeting Website. We expect that all members of the Board and executive officers will join the Annual Meeting virtually.

We want to be sure that all stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. If you want to participate in our Annual Meeting but cannot submit your question using www.proxyvote.com or the Annual Meeting Website, please contact our Investor Services Department via email at investor_services@mccormick.com for accommodations. Please include “Annual Meeting Question” in the subject line and provide your name and proof of stock ownership or the control number found on your Notice of Internet Availability, proxy card, or voting instruction form.

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting Website log-in page.

If I can’t participate in the live Annual Meeting webcast, can I vote or listen to it later?

You may vote your shares electronically before the Annual Meeting by visiting www.proxyvote.com and following the instructions on your Notice of Internet Availability of Proxy Materials, proxy card, and/or voting instruction form. You do not need to access the virtual Annual Meeting to vote if you submitted your vote via proxy in advance of the Annual Meeting. You cannot vote after the Annual Meeting concludes. A replay of the 2024 Annual Meeting will be available at the Annual Meeting Website until our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     2

Back of Contents

Principal Stockholders

Set forth below is certain information on certain persons known to us to beneficially own more than five percent of the Common Stock of the Company as of the Record Date.

Security Ownership of Certain Beneficial Owners(1)

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	(2)	Percent of Class(4)
Common Stock	McCormick 401(k) Retirement Plan 24 Schilling Road, Suite 1 Hunt Valley, Maryland 21031	2,268,064	(3)	13.5%
(1)	Mr. Kurzius’ beneficial ownership, which is also above five percent of the Common Stock of the Company, is provided in the tables found in “Proposal 1 - Election of Directors” and “Executive Officers.”
(2)	All shares beneficially owned as of the Record Date.
(3)	Amount of shares of Common Stock shown in the table were held in the trust for the McCormick 401(k) Retirement Plan as of the Record Date. Neither the trustees of the trust nor the plan itself are the beneficial owners of these shares of Common Stock for purposes of the voting limitations described in our Charter. Instead, each plan participant is considered the beneficial owner of the shares allocated to such participant’s account in the plan, and no individual participant holds more than five percent of the Common Stock of the Company in their plan account. Each plan participant has the right to vote all shares of Common Stock allocated to such participant’s plan account. The plan’s trustees possess voting discretion over the shares of Common Stock with respect to which plan participants do not direct the trustees how to vote, except that, in the event of a tender offer, no vote shall be made for any shares of Common Stock with respect to which plan participants do not direct the trustees how to tender.
(4)	Ownership percentage is based on 16,796,438 shares of Common Stock outstanding on the Record Date.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     3

Back of Contents

Corporate Governance

Corporate Governance Guidelines

McCormick has adopted Corporate Governance Guidelines, which are available on its Investor Relations website at ir.mccormick.com under “Governance,” then “Corporate Governance Guidelines.” The Corporate Governance Guidelines contain general principles regarding the function of McCormick’s Board of Directors and Board Committees. The Corporate Governance Guidelines are reviewed on an annual basis by the Nominating and Corporate Governance Committee of the Board, which submits any changes deemed desirable or necessary to the Board for approval. Among other things, the Corporate Governance Guidelines make clear that directors and officers of the Company appointed by the Board (including all executive officers) may not pledge Company stock as collateral for a loan or otherwise use Company stock to secure a debt, and may not engage in any hedging transactions with respect to Company stock. Our remaining employees are not prohibited from pledging and hedging Company stock.

Independence of Directors

McCormick’s Corporate Governance Guidelines require that a majority of the Board of Directors be comprised of independent directors. For a director to be considered independent under the Listing Standards of the New York Stock Exchange (the “NYSE”), the Board must affirmatively determine that the director has no direct or indirect material relationship with McCormick. The NYSE’s director independence guidelines are incorporated in McCormick’s Corporate Governance Guidelines, which are used by the Board in making independence determinations. The Board has determined that the following directors are independent: Anne L. Bramman, Michael A. Conway, Freeman A. Hrabowski, III, Patricia Little, Michael D. Mangan, Maritza G. Montiel, Margaret M.V. Preston, Gary M. Rodkin, Jacques Tapiero, Terry S. Thomas, and W. Anthony Vernon.

In connection with these independence determinations, the Board considered the following:

•	Anne L. Bramman is the Chief Financial and Growth Officer of Circana, Inc. and a commercial relationship exists between McCormick and Circana, Inc. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and Circana, Inc. are substantially less than 2% of the consolidated gross revenues of Circana, Inc.; (2) Ms. Bramman does not participate in the negotiation of commercial transactions on behalf of Circana, Inc. and has not been involved in the execution of any commercial transactions between McCormick and Circana, Inc.; and (3) the services supplied by Circana, Inc. are readily available from other sources of supply. All commercial transactions were conducted at arm’s length and consisted of services McCormick purchased from Circana, Inc.
•	Michael A. Conway is Group President, International and Channel Development for Starbucks Corporation and a commercial relationship exists between McCormick and Starbucks Corporation. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and Starbucks Corporation are substantially less than 2% of the consolidated gross revenues of Starbucks Corporation; (2) Mr. Conway does not participate in the negotiation of commercial transactions on behalf of Starbucks Corporation and has not been involved in the execution of any commercial transactions between McCormick and Starbucks Corporation since their inception; and (3) the products supplied by McCormick to Starbucks Corporation are readily available from other sources of supply. All commercial transactions were conducted at arm’s length and consisted of products Starbucks Corporation purchased from McCormick.
•	Freeman A. Hrabowski, III was the President of the University of Maryland, Baltimore County (“UMBC”) until his retirement in July 2022 and in the past a relationship has existed between McCormick and UMBC. However, the Board has determined that the relationship is not material for the following reasons: (1) the payments made between McCormick and UMBC are substantially less than 2% of the consolidated gross revenues of UMBC; (2) Dr. Hrabowski does not participate in the negotiation of such transactions on behalf of UMBC, and has not been involved in the execution of any transactions between McCormick and UMBC since their inception; and (3) the funds provided by McCormick to UMBC are readily available from other sources. All commercial transactions were conducted at arm’s length and consisted of monies McCormick paid to UMBC to fund McCormick’s Unsung Hero Award Scholarship.
•	Maritza G. Montiel served on the Board of Directors of AptarGroup, Inc. (“AptarGroup”) until her resignation from the AptarGroup board on or about the third quarter of 2023 and a commercial relationship exists between McCormick and AptarGroup. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and AptarGroup are substantially less than 2% of the consolidated gross revenues of AptarGroup; (2) Ms. Montiel does not participate in the negotiation of commercial transactions on behalf of Aptar Group, and has not been involved in the execution of any commercial transactions between McCormick and AptarGroup since their inception; and (3) the products supplied by AptarGroup to McCormick are readily available from other sources of supply. All commercial transactions were conducted at arm’s length and consisted of products McCormick purchased from AptarGroup.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     4

Back of Contents
•	Terry S. Thomas is the Chief Growth Officer of Flowers Foods, Inc. and a commercial relationship exists between McCormick and Flowers Foods, Inc. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and Flowers Foods, Inc. are substantially less than 2% of the consolidated gross revenues of Flowers Foods, Inc.; (2) Mr. Thomas does not participate in the negotiation of commercial transactions on behalf of Flowers Foods, Inc. and has not been involved in the execution of any commercial transactions between McCormick and Flowers Foods, Inc.; and (3) the products supplied by McCormick to Flowers Foods, Inc. are readily available from other sources of supply. All commercial transactions were conducted at arm’s length and consisted of products Flowers Foods, Inc. purchased from McCormick.

For these reasons, the Board has concluded that Ms. Bramman, Mr. Conway, Dr. Hrabowksi, Ms. Montiel and Mr. Thomas have no direct or indirect material relationship with McCormick that would preclude a determination of independence.

Procedure Regarding Transactions with a Related Person

McCormick maintains a written related person transactions procedure that is administered by members of McCormick’s management and the Audit Committee of the Board. The written procedure applies to any transaction with a “related person” (defined by Item 404(a) of Regulation S-K under the Exchange Act) in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, other than:

(a)	a transaction involving compensation to an executive officer if (i) the compensation is reported pursuant to Item 402 of Regulation S-K; or (ii) (A) the executive officer is not an immediate family member of an executive officer or director of the Company and such compensation would have been required to be reported under Item 402 if the executive officer was a “named executive officer” under such regulation, and (B) the compensation was approved by the Board of Directors or the Compensation and Human Capital Committee of the Board of Directors;
(b)	a transaction involving compensation to a director or director nominee that is required to be reported pursuant to Item 402(k) of Regulation S-K;
(c)	a transaction where the related person’s interest arises only from (i) such person’s position as a director of another entity that is a party to the transaction; or (ii) the direct or indirect ownership by such person and their immediate family, in the aggregate, of less than a 10% equity interest in another entity that is a party to the transaction; or (iii) from both of (c)(i) and (c)(ii) above;
(d)	if the interest of the related person arises solely from the ownership of a class of the Company’s stock and all holders of that class of stock of the Company receive the same benefit on a pro rata basis; or
(e)	any other transaction that is not required to be disclosed pursuant to Item 404 of Regulation S-K.

The procedure provides that any actual or potential related person transaction is reviewed and analyzed by McCormick’s corporate controllership and legal staff (the “Management Reviewers”). If the transaction in question is determined to be a related person transaction but (i) it is not material to the Company, and (ii) the commercial terms are consistent with the commercial terms of comparable arm’s length transactions with unrelated third parties, the Management Reviewers shall refer the proposed transaction to the CEO and CFO for review and appropriate disposition, in their sole discretion. If the CEO or the CFO has a direct or indirect material interest in the transaction or the proposal, then the matter shall be submitted to the Audit Committee for review and disposition (regardless of materiality of the transaction or the reasonableness of the commercial terms).

If the transaction in question is determined to be a related person transaction and (i) it is material to the Company, and/or (ii) the commercial terms are more favorable to the related person than the commercial terms of comparable arm’s length transactions with unrelated third parties, the Management Reviewers shall review the transaction with the CEO and CFO, who shall determine whether to ratify or re-negotiate the actual transaction, or in the case of a proposed transaction whether to accept or reject the proposal. If the CEO and the CFO desire to ratify the transaction or accept the proposal on existing terms, the transaction or proposal shall be submitted to the Audit Committee for review and disposition.

As a general rule, any employee or director who has a direct or indirect material interest in an actual or proposed related person transaction will not participate in the review and disposition of the transaction.

McCormick does not believe that any director, executive officer or greater than 5% stockholder has had any direct or indirect material interest in an actual or proposed related person transaction since the beginning of fiscal 2023.

Business Ethics

McCormick’s business is conducted by its employees under the leadership of its CEO and under the oversight and direction of its Board of Directors for the purpose of enhancing the long-term value of McCormick for its stockholders. McCormick’s management and the Board of Directors believe that the creation of long-term value requires McCormick to conduct its business honestly and ethically as well as in accordance with applicable laws. McCormick has a Business Ethics Policy, which was first adopted by the Board more than 30 years ago. The Business Ethics Policy is reviewed annually by management and the Audit Committee of the Board and is amended as circumstances warrant. The Business Ethics Policy is administered by McCormick’s General Counsel under the oversight of the CEO and the Audit Committee, and McCormick employees complete training on the Business Ethics Policy

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     5

Back of Contents

annually. While McCormick does not have a Chief Compliance Officer, the General Counsel performs similar functions as head of McCormick’s enterprise compliance function and reports to the CEO. McCormick’s Business Ethics Policy is available on its Investor Relations website at ir.mccormick.com under “Governance,” then “Policies and Disclosures,” then “Business Ethics Policy.” The Audit Committee has established procedures for (i) employees to submit confidential and anonymous reports of suspected illegal or unethical behavior, concerns regarding questionable accounting or auditing matters, or violations of McCormick’s Business Ethics Policy, and (ii) interested persons to submit concerns regarding accounting, internal controls over financial reporting, or auditing matters. Anonymous reports by employees may be made to a confidential “hotline” service, which may be accessed by telephone or through a dedicated website. Further, concerns regarding such matters may be expressed in emails that may be sent to the Chair of the Audit Committee or to the attention of the General Counsel.

Purpose-led Performance

McCormick has a proud legacy of doing what’s right for people, communities where we live, work, and source, and the planet we all share. Our Purpose-led Performance (“PLP”) principle is an expression of this legacy, and it’s our ongoing commitment to delivering top tier financial performance while doing what’s right. Through our PLP approach to sustainability and environmental, social and governance (“ESG”) commitments, we are committed to creating a healthier planet with healthier people.

In 2017, we introduced a series of ESG commitments and performance targets for 2025, informed by the United Nations Sustainable Development Goals. Our commitments are expected to drive sustainable change in the following ways:

•	People: The cornerstone of our approach is helping people live better lives. We champion diversity, equity and inclusion and are committed to the education, development, and wellbeing of our employees, while working to create better health outcomes.
•	Communities: The communities where we live, work and source are the bedrock of our operational success. We are dedicated to improving lives across our supply chain, whether it is helping farming communities build and adapt to climate change or encouraging our employees to get involved to make our world a better place through charitable giving efforts and volunteerism.
•	Planet: We are committed to lessening the effects of climate change by adhering to science-based targets for greenhouse gas reduction. We also work to reduce energy consumption, improve waste recycling in our facilities, and improve water efficiency.

While the Board has general oversight of ESG matters, the Charter of the Nominating and Corporate Governance Committee requires the committee to lead the oversight of our corporate responsibility programs relating to ESG matters, except to the extent reserved for the full Board or another committee of the Board, as detailed below. As part of this oversight, the Board and its committees regularly review our material initiatives and policies related to ESG matters and assess progress with respect to our ESG commitments.

Day-to-day management of ESG matters is led by our PLP Governing Council, which is a cross-functional senior leadership steering committee that is responsible for integrating the PLP strategy with overall business strategy, including identification and approval of initiatives, investments, and resources for PLP goals and related ESG commitments. The PLP Governing Council was led by McCormick’s Executive Vice President, Global Flavor Solutions and Chief Administrative Officer in 2023 and will be led by McCormick’s Chief Growth Officer in 2024. The PLP Governing Council includes McCormick’s Chief Sustainability Officer and other senior executives with direct responsibility for a variety of functional areas, including sales and marketing, supply chain, human relations, packaging, sourcing, quality, community relations, and communications. PLP leaders report regularly to the Board and Board Committees on ESG topics covering strategy and risks to major plans of action and key performance indicators. The PLP Governing Council separately reports to McCormick’s Management Committee, which is the top-level senior management committee.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     6

Back of Contents

A summary of the allocation of general oversight of ESG matters among management, the Board and its Committees is as follows:

To read our latest PLP Report, please find it on our website at mccormickcorporation.com under “Responsibility,” then “Purpose-led Performance Report.” The information on our website is not and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission (the “SEC”).

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     7

Back of Contents

Cybersecurity and Data Privacy

McCormick prioritizes the trust and confidence of our consumers, customers and workforce and the Board of Directors recognizes that security and data privacy are integral to our products, business processes, and infrastructure. Our cybersecurity risk management program is integrated into our overall risk management processes, and includes multilayered processes for assessing, identifying and managing material risks from cybersecurity threats. The Company devotes significant resources to protecting and evolving the security of its computer systems, software, networks and other technology assets, and the Company’s cybersecurity risk management processes include physical, procedural and technical safeguards.

The team focuses on developing and implementing strategies and processes to protect the confidentiality, integrity, and availability of McCormick’s assets and the Company’s consumers’, customers’ and employees’ data and information and seeks to continually improve its policies and practices to protect its platforms, adapt to changes in regulations, identify potential and emerging security risks and develop mitigation strategies for those risks. To deliver appropriate protections, the team benchmarks our practices against the NIST Cyber Security and Privacy Frameworks, and other good practice control methods, which include updating technology, developing data privacy and security policies and procedures, implementing and assessing the effectiveness of controls, monitoring and routine testing of McCormick’s information systems, conducting risk assessments of third-party service providers, providing data privacy and cybersecurity awareness training to employees and designing business processes to protect private data and mitigate the risk of cybersecurity incidents. The Company periodically conducts tests on its systems to help discover potential vulnerabilities, which enable improved decision-making and prioritization and promote monitoring and reporting across compliance functions. We believe that these preventative actions provide adequate measures of protection against security breaches and generally reduce our cybersecurity risks, and we have not had a material cybersecurity threat or attack to date.

Under the oversight of the Audit Committee, the Company engages third party experts to assess the state of the Company’s cybersecurity and data privacy program. Additionally, the Company’s employees, including part-time and temporary employees, undertake an annual cybersecurity training program, which is augmented by additional training and communications on information security and data privacy matters throughout the year. The Board and the Audit Committee are actively engaged in the oversight of McCormick’s cybersecurity and data privacy program. The Board, at least annually, and the Audit Committee, periodically throughout the year, receive regular reports from the Chief Information Security Officer and members of the information security team on, among other things, the state of the information security program, assessments of risks and threats to McCormick’s information security systems, and processes to maintain and strengthen information security systems. The Audit Committee also provides regular updates to the Board, and the Board would be notified between such updates regarding significant new cybersecurity threats or incidents.

We have an Executive Cybersecurity Steering Committee that is facilitated by our Chief Information Security Officer, which is designed to engage business leadership and employ best practices, including ongoing enhancements to governance, risk and compliance. The Company’s internal audit function also performs independent testing on aspects of the operations of the Company’s cybersecurity program and the supporting controls based upon its risk-based internal audit plan and reports the results of these audits in its periodic reports to the Audit Committee. We also have a dedicated Chief Information Security Officer who is responsible for training and leading a dedicated information security team tasked with protecting data and preventing, identifying, and appropriately addressing cybersecurity threats. The Chief Information Security Officer is a Certified Information Systems Security Professional with over 20 years of experience developing and maturing information security programs, including experience with leading privacy, enterprise risk, records management, business continuity and operational risk programs, among others.

Available Information

McCormick makes available free of charge through its website ir.mccormick.com, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. McCormick’s website also includes McCormick’s Corporate Governance Guidelines, Business Ethics Policy and the Charters of its Audit Committee, Compensation and Human Capital Committee and Nominating and Corporate Governance Committee.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     8

Back of Contents

Directors

Executive Sessions of the Board of Directors

Pursuant to McCormick’s Corporate Governance Guidelines, the independent directors meet in regularly scheduled sessions (typically before and after each Board meeting) without the presence of management.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with one or more members of the Board by writing to the Board, or to a specific director, at:

Board of Directors (or specific director)
McCormick & Company, Incorporated
c/o Corporate Secretary
24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

Process for Nominating Potential Director Candidates

The Nominating and Corporate Governance Committee is responsible for selecting potential candidates for Board membership and for recommending qualified candidates to the full Board for nomination; and retains search firms to assist with the selection process.

The Committee also considers recommendations of potential candidates from stockholders. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the supporting information concerning the potential candidate’s qualifications, should be submitted in writing to:

Nominating and Corporate Governance Committee
McCormick & Company, Incorporated
c/o Corporate Secretary
24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

Board Membership and Effectiveness

Selection Criteria and Qualifications for All Directors

The Nominating and Corporate Governance Committee is responsible for developing the selection criteria to be used in seeking nominees for election to the Board, within the general qualification criteria for director nominees established by the Board in McCormick’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is also responsible for identifying, screening and selecting potential candidates for Board membership and for recommending qualified candidates to the full Board. The Board will consider qualified candidates recommended by the Nominating and Corporate Governance Committee for election to the Board and will determine which candidates to recommend to the Company’s stockholders for election. The Board is responsible for filling vacancies on the Board as they arise.

In evaluating potential candidates, the Board considers the qualifications listed in McCormick’s Corporate Governance Guidelines, including the requirement that nominees should possess the highest personal and professional ethics, integrity and values, and the commitment to represent the long-term interests of the stockholders. Nominees are selected on the basis of their business and professional experience and qualifications, public service, diversity of background and availability, and will be experienced at policy-making levels in business, government, finance or accounting, higher education or other fields relevant to the Company’s global activities.

Nominees are selected to represent all stockholders rather than special interest groups or any group of stockholders. The Board also has a formal policy with regard to diversity of Board nominees. As set forth in McCormick’s Corporate Governance Guidelines, it is a policy of the Board that diversity of background is a consideration in selecting Board nominees. Although the Board does not establish specific diversity goals or criteria, the selection criteria established by the Nominating and Corporate Governance Committee include a preference that candidates enhance the diversity of the Board (for example, with respect to self-identified characteristics such as gender, race, ethnicity, and culture). The Nominating and Corporate Governance Committee assesses the effectiveness of its diversity efforts through the

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     9

Back of Contents

annual nomination process, the annual self-evaluation process of the Board and its Committees and the Committee’s periodic evaluation of the Board’s composition. Diversity is valued because the Board believes that a variety of perspectives and experiences contributes to a more enhanced decision-making process.

Board Evaluation and Assessment

The Nominating and Corporate Governance Committee conducts the Board’s annual self-assessment process, which includes surveys of Board members, one-on-one discussions, and opportunities for directors to bring forward ideas to improve the Board’s effectiveness. The Committee regularly evaluates and adds to the self-assessment process in an effort to improve it. Additionally, from time to time, the Nominating and Corporate Governance Committee, on behalf of the Board, may also retain an independent consultant experienced in corporate governance matters to conduct an in-depth study of the effectiveness of the Board and its Committees and to assist with the annual performance evaluation process. Amongst other things, the consultant typically interviews each director to obtain his or her assessment of the effectiveness of the Board and its Committees, including opportunities for the Board to enhance its effectiveness. The Board and its Committees then discuss the evaluation and determine if any follow-up actions are necessary. The Board and its Committees may then develop and execute plans to take actions based on the results, as appropriate, to ensure the Board and its Committees continue to operate effectively, where examples of such actions could be to change (i) the selection criteria used for membership to the Board; (ii) the allocation of the Board’s oversight responsibilities amongst the Board and its Committees; or (iii) the leadership structure of the Board and its Committees.

Particular Skills Represented on the Board as a Whole

The Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse skills, attributes, and experiences will best serve the Company and its stockholders. The director skills summary that appears below, and the related narrative for each director nominee, notes the specific experience, qualifications, attributes, and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure, and strategic direction. The absence of a “•” for a particular skill does not mean the director is unable to contribute to the decision-making process in that area.

Summary of Skills of Director Nominees

	Anne L. Bramman	Michael A. Conway	Brendan M. Foley	Lawrence E. Kurzius	Patricia Little	Michael D. Mangan	Maritza G. Montiel	Margaret M.V. Preston	Gary M. Rodkin	Jacques Tapiero	Terry S. Thomas	W. Anthony Vernon
Senior executive experience (e.g., CEO, COO, CFO) at a publicly traded multinational company
Consumer marketing experience, or a particular knowledge of the food industry
General management experience in international operations
Enhances the diversity of the Board (e.g., gender, race, ethnicity, & culture)
Strategic leadership at a large, complex, organization
High level of financial literacy
Governmental experience; regulatory expertise
Merger, acquisition and/or joint venture expertise
Experience in aligning compensation with organizational strategy and performance
Experience with enterprise risk management programs, including financial, operational, cybersecurity and/or ESG risks

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     10

Back of Contents

Director Skills Narrative

ANNE L. BRAMMAN
Age 56 Director since: 2020 INDEPENDENT Committees: • Audit

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Experience in International Operations

•  Merger, Acquisition and/or Joint Venture Expertise

•  Executive Experience at Publicly Traded Company

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  None

Ms. Bramman’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) strategic leadership at a large, complex, organization, (iii) a high level of financial literacy, and (iv) experience in mergers and acquisitions. Ms. Bramman currently serves as Chief Financial and Growth Officer of Circana, Inc. Previously, she served as a senior advisor for Boston Consulting Group from January 2023 to June 2023 and as Chief Financial Officer for Nordstrom, Inc. until her departure from Nordstrom in December 2022. Prior to Nordstrom, she served as Senior Vice President and Chief Financial Officer for Avery Dennison Corporation, from 2015 until she joined Nordstrom in 2017, responsible for financial strategy and operations, including the audit, financial reporting, investor relations, planning and analysis, information technology, tax and treasury functions. Prior to joining Avery Dennison, she worked at Carnival Cruise Line, the largest division of Carnival Corporation, from 2010 to 2015, serving as Senior Vice President and Chief Financial Officer responsible for all financial and accounting functions, as well as shoreside human resources and information technology. Prior to joining Carnival, she spent six years at L Brands, Inc. serving in various senior finance roles, including as Vice President & Assistant Treasurer - Mergers, Acquisitions and Capital Markets before assuming the position of Senior Vice President and Chief Financial Officer of Henri Bendel, a subsidiary of L Brands, Inc., in 2008. The McCormick Board of Directors has determined that Ms. Bramman is an “audit committee financial expert” under the rules of the SEC.

MICHAEL A. CONWAY
Age 57 Director since: 2015 INDEPENDENT Committees: • Nominating and Corporate Governance

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Consumer Marketing Experience

•  Management Experience in International Operations

•  Executive Experience at Publicly Traded Company

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  None

Mr. Conway’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) general management experience in international operations, and (iv) as a senior executive responsible for a global consumer packaged foods business, a particular knowledge of the business, markets and customers in which McCormick operates. Mr. Conway currently serves as Group President, International and Channel Development for Starbucks Corporation, which is a publicly traded multinational company. Previously, he served as Executive Vice President and President, International Licensed Markets for Starbucks from 2020 to 2021, Executive Vice President and President, Canada for Starbucks from 2018 to 2020, President, Licensed Stores, U.S. and Latin America for Starbucks from 2016 to 2018 and President, Global Channel Development for Starbucks from 2013 to 2016 responsible for all commercial and business strategy functions and expanding into emerging international markets. Prior to joining Starbucks, he worked at Johnson & Johnson from 2004 to 2013, serving as worldwide President of McNeil Nutritional, a division of Johnson & Johnson from 2010 to 2013; and worked at the Campbell Soup Company from 1994 to 2004, serving as Vice President for the Adult Simple Meals Division of the Campbell Soup Company from 2003 to 2004. At Starbucks, Mr. Conway is a Senior Officer and Executive Team Member with full profit and loss responsibility.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     11

Back of Contents
BRENDAN M. FOLEY
Age 58 Director since: 2023 Committees: • None

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Knowledge of the Food Industry

•  Merger, Acquisition and/or Joint Venture Expertise

•  Management Experience in International Operations

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  None

Mr. Foley’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) general management experience in international operations, and (v) strategic leadership of a large, complex, organization. Mr. Foley currently serves as our President and Chief Executive Officer (since September 2023). His prior roles with McCormick have been: Chief Operating Officer and President (2022 to 2023); President, Global Consumer, Americas & Asia (2020 to 2022); President, Global Consumer and Americas (2017 to 2020); President, Global Consumer and North America (2016 to 2017); President, North America (2015 to 2016); President, U.S. Consumer Foods Division (2014 to 2015). Prior to joining the Company, Mr. Foley served as President, North American Zone (2013 to 2014); President, U.S. Consumer Products (2012 to 2013); and President, U.S. Food Service (2008 to 2012) with the H.J. Heinz Co. In his present role, Mr. Foley is responsible for the strategic leadership of the Company. He has extensive knowledge of consumer goods marketing in general, with a specific knowledge of the business, markets, and customers within the food industry in particular, and has hands-on experience in directing the day-to-day operations of our large, multi-faceted, consumer and flavor solutions foods business.

LAWRENCE E. KURZIUS
Age 65 Director since: 2015 Committees: • None

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Knowledge of the Food Industry

•  Merger, Acquisition and/or Joint Venture Expertise

•  Management Experience in International Operations

Other Public Company Directorships:

•  Elanco Animal Health Inc.

•  CooperCompanies Inc.

Other Public Company Directorships Held during the Past 5 Years:

•  Elanco Animal Health Inc.

•  CooperCompanies Inc.

Mr. Kurzius’ qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) general management experience in international operations, and (v) strategic leadership of a large, complex, organization. Mr. Kurzius currently serves as the Executive Chairman of the Board (since September 2023). He previously served as Chairman (since 2017) and Chief Executive Officer of McCormick (since 2016). He also served as President (from 2015 until 2022) and in a variety of other roles with the Company, thereby gaining an understanding of the different aspects of the Company’s operations and the food industry. Prior to assuming his present role, Mr. Kurzius was also (a) President and Chief Operating Officer (2015 to 2016) of McCormick, (b) President of the Company’s global consumer business (2013 to 2016), (c) Chief Administrative Officer of the Company (2013 to 2015), (d) President of the Company’s international business (2008 to 2013), (e) President of EMEA (2007 to 2008), (f) President of U.S. Consumer Foods (2005 to 2007), (g) Vice President and General Manager of Sales and Marketing for U.S. Consumer Foods (2005), and (h) President of Zatarain’s (2003 to 2005). Prior to joining the Company upon the acquisition of Zatarain’s by McCormick, Mr. Kurzius was the Chief Executive Officer of Zatarain’s where he worked for 12 years. Mr. Kurzius was also a marketing executive with the Quaker Oats Company and Mars Inc.’s Uncle Ben’s Company. In these various roles, Mr. Kurzius developed a broad knowledge of the Company’s markets – both domestic and international, and consumer and flavor solutions – and had senior level responsibility for strategic planning and leadership with respect to these businesses. In his present role, Mr. Kurzius is responsible for the strategic leadership of the Board. He has extensive knowledge of consumer goods marketing in general, with a specific knowledge of the business, markets, and customers within the food industry in particular, and has hands-on experience in directing the day-to-day operations of our large, multi-faceted, consumer and flavor solutions foods business. Mr. Kurzius currently serves on the board of directors of Elanco Animal Health Inc. (NYSE: ELAN) and the CooperCompanies Inc. (Nasdaq: COO)

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     12

Back of Contents
PATRICIA LITTLE
Age 63 Director since: 2010 INDEPENDENT Committees: • Nominating and Corporate Governance

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Consumer Marketing Experience

•  Executive Experience at Publicly Traded Company

•  Management Experience in International Operations

Other Public Company Directorships:

•  Ulta Beauty, Inc.

Other Public Company Directorships Held during the Past 5 Years:

•  Ulta Beauty, Inc.

Ms. Little’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) general management experience in international operations, (iii) consumer marketing experience, (iv) a detailed knowledge of the food industry and (v) a high level of financial literacy. Ms. Little has over 25 years of experience across a broad range of roles in accounting, treasury, and finance functions at both the corporate and operating levels. Most recently, Ms. Little served as the Senior Vice President & Chief Financial Officer of The Hershey Company from 2015 until her retirement in May 2019, which required management of an internationally-based financial organization. Ms. Little’s responsibilities included the oversight of internal controls and financial systems on an international basis, the identification of enterprise risks, the oversight of the performance of the organization’s public accountants in the preparation, auditing and evaluation of financial statements, and capital planning for the Hershey Company. As Senior Vice President & Chief Financial Officer, she regularly interacted with the audit committee of the board of directors of that company. Prior to joining The Hershey Company, Ms. Little’s service at Kelly Services, Inc. as Executive Vice President & Chief Financial Officer from 2008 to 2015 entailed similar responsibilities as at The Hershey Company. Prior to that, her position at the Ford Motor Company as its general auditor and head of global accounting included responsibilities for managing global internal and external audit functions. As was true of her service with the Ford Motor Company and Kelly Services, her position at The Hershey Company required travel to, and a detailed understanding of, her company’s international operations and the local legal and accounting requirements bearing on her area of oversight. Ms. Little currently serves on the board of Ulta Beauty, Inc. (Nasdaq: ULTA).

MICHAEL D. MANGAN
Age 67 Director since: 2007 INDEPENDENT Lead Director Committees: • Compensation and Human Capital • Nominating and Corporate Governance

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Consumer Marketing Experience

•  Executive Experience at a Publicly Traded Company

•  Management Experience in International Operations

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  Nutrisystem, Inc.

Mr. Mangan’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a high level of financial literacy, and (iv) general management experience in international operations. Mr. Mangan served as the President of the Worldwide Power Tools and Accessories (WPTA) group of The Black & Decker Corporation until its acquisition in 2010 by The Stanley Works. In that role he provided strategic leadership of the WPTA group, and had oversight over the consumer marketing activities of that group in the international consumer marketplace. Service as President of the WPTA group, and past service as the Chief Financial Officer of The Black & Decker Corporation, broadened Mr. Mangan’s international experience and provided an in-depth understanding of the company’s key international markets. Service as the Chief Financial Officer of the Black & Decker Corporation, and prior service as the Executive Vice President & Chief Financial Officer of The Ryland Group, Inc., included responsibilities for overseeing the performance of those companies’ public accountants in the preparation, auditing and evaluation of financial statements, business planning, corporate finance and investments, internal controls, and information systems.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     13

Back of Contents
MARITZA G. MONTIEL
Age 72 Director since: 2015 INDEPENDENT Committees: • Audit (Chair)

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Experience in International Operations

•  Governmental Experience and Regulatory Expertise

•  Merger, Acquisition and/or Joint Venture Expertise

Other Public Company Directorships:

•  Royal Caribbean Cruises Ltd.

•  Comcast Corporation

Other Public Company Directorships Held during the Past 5 Years:

•  AptarGroup, Inc.

•  Royal Caribbean Cruises Ltd.

•  Comcast Corporation

Ms. Montiel’s qualifications include (i) strategic leadership at a large, complex, organization, (ii) governmental experience, (iii) a high level of financial literacy, and (iv) experience in developing effective governance and shared responsibility models. Ms. Montiel served for more than 40 years at Deloitte LLP before retiring in June 2014. Her most recent position was as Deputy Chief Executive Officer and Vice Chairman of the firm’s U.S. business. As Deputy CEO, Ms. Montiel led a variety of strategic initiatives including the transformation of the Federal Government Services Practice. She was also a member of the Deloitte Touche Tohmatsu Limited Global Board of Directors. Prior to her most recent role with Deloitte, Ms. Montiel served as Regional Managing Partner for the Southwest Region in which she led the organization through significant growth. Ms. Montiel was also the Managing Partner responsible for Leadership Development & Succession, as well as Deloitte University where she developed and implemented a strategic initiative aimed at transforming Deloitte’s professional development curriculum and training the next generation of leaders. The McCormick Board of Directors has determined that Ms. Montiel meets the standards of an “audit committee financial expert” under the rules of the SEC. Ms. Montiel currently serves on the boards of Royal Caribbean Cruises Ltd. (NYSE: RCL) and Comcast Corporation (Nasdaq: CMCSA).

MARGARET M.V. PRESTON
Age 66 Director since: 2003 INDEPENDENT Committees: • Compensation and Human Capital

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Experience in International Operations

•  Merger, Acquisition and/or Joint Venture Expertise

•  Experience Aligning Compensation with Performance

Other Public Company Directorships:

•  Otis Worldwide Corporation

Other Public Company Directorships Held during the Past 5 Years:

•  Otis Worldwide Corporation

Ms. Preston’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) strategic leadership at a large, complex, organization, (iii) a high level of financial literacy, and (iv) experience in mergers and acquisitions. Ms. Preston currently serves as a Managing Director at Cohen Klingenstein LLC since coming out of retirement to join the company in September 2021. Previously, she served as the Global Chief Financial Officer of Deutsche Bank, Private Wealth Management and as a Managing Director and Regional Executive of US Trust, Bank of America Private Wealth Management, and as a Managing Director of TD Bank Private Wealth Management, which afforded her the opportunity to provide financial oversight and strategic leadership and direction to those organizations, until her retirement in 2019. As Treasurer of Alex. Brown Incorporated, Ms. Preston provided direction in the development of a collateral management system for margin loan management, and her role at US Trust included responsibility for the management of compliance and risk at the Private Wealth Management group for over $20 billion of assets under management at that organization. Ms. Preston has a well-developed experience in mergers and acquisitions, and the integration of acquired businesses, in consequence of her work, first at Alex. Brown as a Merger & Acquisition Manager, and subsequent work on the integration of the Bankers Trust Company and Alex. Brown businesses into Deutsche Bank, and the integration of Merrill Lynch operations into the Bank of America Private Wealth Management platform. Ms. Preston currently serves on the board of Otis Worldwide Corporation (NYSE: OTIS).

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     14

Back of Contents
GARY M. RODKIN
Age 71 Director since: 2017 INDEPENDENT Committees: • Audit

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Consumer Marketing Experience

•  Merger, Acquisition and/or Joint Venture Expertise

•  Executive Experience at Publicly Traded Company

Other Public Company Directorships:

•  Simon Property Group, Inc.

Other Public Company Directorships Held during the Past 5 Years:

•  Simon Property Group, Inc.

Mr. Rodkin’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) strategic leadership of a large, complex, organization, and (v) experience in mergers and acquisitions. Mr. Rodkin is a seasoned and successful former Chief Executive Officer who has led major consumer products goods businesses and companies. Most recently, Mr. Rodkin served as the Chief Executive Officer of ConAgra Foods, Inc. from 2005 to 2015, where he transformed ConAgra from a holding company into one unified business with a balanced portfolio of consumer, commercial and private-brand businesses and strong operating capabilities. Prior to joining ConAgra, Mr. Rodkin served as Chairman and Chief Executive Officer of the Beverages and Food division at PepsiCo, Inc., where he was accountable for two lines of business, PepsiCo Beverages North America and Quaker Foods North America. Previously, Mr. Rodkin spent sixteen years with General Mills, Inc. in a variety of management roles. Mr. Rodkin currently serves on the board of Simon Property Group, Inc. (NYSE: SPG), an equity real estate investment trust, as well as on the non-profit boards of Feeding America, a hunger-relief charity, as Chairman, and as the Vice Chairman of the Board of Overseers for Rutgers University. Mr. Rodkin is a Fellow of Executive Education at Harvard Business School, and an Executive in Residence at Rutgers University. The McCormick Board of Directors has determined that Mr. Rodkin is an “audit committee financial expert” under the rules of the SEC.

JACQUES TAPIERO
Age 65 Director since: 2012 INDEPENDENT Committees: • Compensation and Human Capital

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Experience in International Operations

•  Executive Experience at Publicly Traded Company

•  Experience Aligning Compensation with Performance

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  None

Mr. Tapiero’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) general management experience in international operations, and (iii) strategic leadership at a large, complex, organization. Mr. Tapiero served as Senior Vice President and President, Emerging Markets of Eli Lilly and Company, the Indianapolis, Indiana-based global pharmaceutical company, from 2009 until his retirement from that company on January 31, 2014, after 31 years of service. He was also a member of the Executive Committee of Eli Lilly. The Emerging Markets Business Unit focused on many of the organization’s fastest growing markets, such as China, Russia, Brazil, Mexico, South Korea and Turkey, and Mr. Tapiero was responsible for Lilly’s business in more than 70 countries. Prior to becoming President, Emerging Markets, Mr. Tapiero held the position of President of the Intercontinental Region for Lilly, with operations in Asia, Australia, Africa, the Middle East, Canada, Latin America and Russia (2004 to 2009). He also served as President and General Manager of Lilly France (2000 to 2004); President and General Manager of Eli Lilly do Brasil Ltd (1995 to 1999); and Managing Director of Lilly Sweden (1993 to 1995). Mr. Tapiero joined Lilly in 1983 as a financial analyst, and held several financial management, sales and marketing management positions in the United States, Switzerland and France. Mr. Tapiero is a director of Esteve – Spain (a private chemical and pharmaceuticals group).

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     15

Back of Contents
TERRY S. THOMAS
Age 54 Director since: 2024 INDEPENDENT Committees: • Audit

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Experience in International Operations

•  Executive Experience at Publicly Traded Company

•  Consumer Marketing Experience

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  Flowers Foods, Inc.

Mr. Thomas’ qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the consumer packaged goods and food industries, (iv) strategic leadership of a large, complex, organization, and (v) experience in mergers and acquisitions. Mr. Thomas has more than 30 years of domestic and global experience in the consumer packaged goods industry, spanning multiple channels and categories. He currently serves as the Chief Growth Officer of Flowers Foods, Inc. (NYSE: FLO), one of the largest manufacturers of packaged bake goods in North America. Mr. Thomas oversees a portfolio of brands across North America and leads numerous functions, including marketing, sales, revenue management, food service, research and development, innovation, e-commerce, corporate strategy, and mergers and acquisitions. Before his appointment as an executive officer at Flowers Foods, Inc., Mr. Thomas served on the board of directors from 2020 to 2023, where he was a member of the audit committee. Prior to Flowers Foods, Inc., Mr. Thomas worked at Unilever plc for 10 years (2013 to August 2023), holding various executive roles, including U. S. Chief Customer Officer and Senior Vice President of U.S. Grocery Channel, until his appointment as the Global Chief Customer Officer (Personal Care) in 2022. While working for Unilever plc, Mr. Thomas also served as a member of the Unilever Global Diversity and Inclusion board, where he played a significant role in setting the vision and implementing Unilever’s diversity agenda.

W. ANTHONY VERNON
Age 67 Director since: 2017 INDEPENDENT Committees: • Compensation and Human Capital (Chair)

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Knowledge of the Food Industry

•  Executive Experience at Publicly Traded Company

•  Merger, Acquisition and/or Joint Venture Expertise

Other Public Company Directorships:

•  Nuvation Bio Inc.

•  Novocure Limited

Other Public Company Directorships Held during the Past 5 Years:

•  Intersect ENT, Inc.

•  Novocure Limited

•  Axovant Sciences, Inc.

•  Nuvation Bio Inc.

Mr. Vernon’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) strategic leadership of a large, complex, organization, and (v) experience in mergers and acquisitions. Mr. Vernon is a seasoned and successful former Chief Executive Officer who has led major consumer products goods businesses and companies. Most recently, Mr. Vernon served as the Chief Executive Officer of the Kraft Foods Group from 2012 to 2014 and remained with the company as a Senior Advisor and Executive Director until April 2015. He was the first CEO of the newly formed company when Kraft Foods split its snack and grocery divisions into two independent public companies. Mr. Vernon also served as Executive Vice President of Kraft Foods and President of North America from 2009 to 2012. Prior to joining Kraft, Mr. Vernon served as Healthcare Industry Partner of Ripplewood Holdings LLC, a private equity firm. He also held several leadership roles at Johnson & Johnson where he spent 23 years of his career managing some of the company’s largest consumer brands including Tylenol, Motrin, Pepcid AC, Imodium and Splenda. Mr. Vernon also served as President of Centocor, a Johnson & Johnson biotechnology company. Mr. Vernon currently serves on the boards of Nuvation Bio Inc. and Novocure Limited.

Board Leadership

While McCormick has historically combined the roles of chairman and CEO, we combine or separate the roles based on the needs of the Company and its stockholders at any particular time. The Board of Directors, through the Nominating and Corporate Governance Committee, regularly considers whether to combine the roles of chairman and CEO and the Board’s determinations are disclosed in the Company’s next annual proxy statement. The Board concluded this year that separating the roles encourages commonality of purpose and efficient communication between management and the Board to support the transition in corporate leadership undertaken in 2023. Mr. Foley currently serves as the President and Chief Executive Officer, and Mr. Kurzius currently serves as the Executive Chairman of the Board. The Board believes that the Executive Chairman and the CEO are in the best position to bring key business issues and stockholder interests to the Board’s attention, given their in-depth understanding of the Company and its operations. We also believe this structure will help ensure accountability for the actions and strategic direction of the Company, and ensures that the Company presents its message and strategy to stockholders, employees and customers with a unified voice.

The Board also has the position of Lead Director who provides additional independent oversight of senior management and board matters in our current structure where the Executive Chairman is not an independent director. The selection of a lead

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     16

Back of Contents

director is meant to facilitate, and not to inhibit, communication among the directors or between any of them and the Executive Chairman and/or CEO. Accordingly, directors are encouraged to continue to communicate among themselves and directly with the Executive Chairman and/or CEO. The independent directors, meeting in executive session in November 2009, selected Michael D. Mangan to serve as the Lead Director, and he continues to act in that role. Mr. Mangan’s service as the Lead Director has provided leadership for the independent directors and ensured independent oversight of management and the affairs of the Company, including the Board’s oversight of the Company’s strategic direction and operational risks. Mr. Mangan draws on his business leadership, corporate strategic planning, and governance expertise to (i) provide strong, independent board leadership; (ii) ensure board effectiveness by fostering active discussion and collaboration among the independent directors on the Board; and (iii) serve as an effective liaison with management.

The duties of the Lead Director are to (i) preside at executive sessions of the Board, and brief the Executive Chairman and/or CEO, as needed, following such sessions; (ii) preside at meetings of the Board where the Executive Chairman is not present; (iii) call meetings of the independent directors; (iv) provide input on Board agendas and meeting schedules; (v) provide feedback to the Executive Chairman and/or CEO on the quality of information received from management; and (vi) participate with the Executive Chairman and/or CEO, and the other members of the Nominating and Corporate Governance Committee in interviewing Board candidates. In addition, the Lead Director may provide input on the design of the Board itself, and shall be available for consultation and direct communication at the request of major stockholders. The Lead Director position has a two-year term, which may be extended as determined by the Board from time to time. In March 2022, the Board determined to extend Mr. Mangan’s role as the Lead Director for another two-year term. In March 2024, the Board is expected to appoint a Lead Director.

The Board believes our current structure with an Executive Chairman and recently appointed President and CEO, coupled with an independent Lead Director, the use of regular executive sessions of the non-management Directors, and the substantial majority of independent directors comprising the Board, allows the Board to maintain effective and independent oversight of the Company.

Board Committees

The Board of Directors has appointed the following Board Committees:

Audit Committee

The Charter of the Audit Committee provides that the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to:

•	the integrity of McCormick’s financial statements, the financial reporting process, and the systems of internal accounting and financial controls;
•	the performance of McCormick’s internal audit function;
•	the appointment, engagement and performance of McCormick’s independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications and independence;
•	compliance with McCormick’s business ethics and confidential information policies and legal and regulatory requirements, including McCormick’s disclosure controls and procedures; and
•	the evaluation of the enterprise risk management process, including cyber risks.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, the internal auditors, and management of McCormick and to resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting. The Committee also performs other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Audit Committee is available on McCormick’s Investor Relations website at ir.mccormick.com under “Governance,” then “Committees and Charters,” then “Audit Committee Charter.”

The Nominating and Corporate Governance Committee and the Board of Directors have determined that all members of the Audit Committee satisfy the independence requirements of the NYSE’s Listing Standards, the rules of the SEC, and McCormick’s Corporate Governance Guidelines. One member of the Audit Committee, Maritza Montiel, serves on the audit committees of three public companies; however, the Board of Directors has determined that Ms. Montiel’s simultaneous service does not impair her ability to effectively serve on McCormick’s Audit Committee. The Board of Directors has also determined that three members of the Audit Committee qualify as an “audit committee financial expert” under SEC rules.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     17

Back of Contents

Compensation and Human Capital Committee

The Compensation and Human Capital Committee has the following principal duties and responsibilities:

•	reviewing McCormick’s executive compensation programs to ensure that they (i) effectively motivate the CEO and other executive officers to achieve our financial goals and strategic objectives; (ii) properly align the interests of these employees with the long-term interests of our stockholders; and (iii) are sufficiently competitive to attract and retain the executive resources necessary for the successful management of our businesses;
•	overseeing McCormick’s strategies and policies related to key human resources policies and practices including with respect to matters such as diversity and inclusion, workplace environment and culture, and talent development and retention;
•	reviewing trends in executive compensation, overseeing the development of new compensation plans (including performance-based, equity-based, and other incentive programs, as well as salary, bonus and deferred compensation arrangements) and, when appropriate, making recommendations to the Board regarding revisions to existing plans and/or approving revisions to such plans;
•	annually reviewing and approving corporate goals and objectives relevant to McCormick’s CEO and other executive officers, evaluating the performance of such individuals against those goals and objectives, and approving the compensation for such individuals;
•	annually evaluating the relationship between the Company’s overall compensation policies and practices and risk;
•	annually evaluating the compensation of the members of the Board; and
•	reviewing McCormick’s management succession plan for the CEO and other executive officers.

The Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Committee is available on McCormick’s Investor Relations website at ir.mccormick.com under “Governance,” then “Committees and Charters,” then “Compensation and Human Capital Committee Charter.”

Pursuant to its Charter, the Committee has the authority to delegate certain of its responsibilities to a subcommittee; however, to date no such delegation has been made. The Committee has the authority to administer McCormick’s equity plans for the CEO and other executive officers. The Committee is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards.

All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE’s Listing Standards, and as “non-employee directors” and “outside directors” for the purposes set forth in the Committee’s Charter.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has the following principal duties and responsibilities:

•	developing and implementing McCormick’s Corporate Governance Guidelines;
•	establishing criteria for the selection of nominees for election to the Board, and identifying and recommending qualified individuals to serve as members of the Board;
•	evaluating and making recommendations regarding the size and composition of the Board and its Committees (including making determinations concerning the composition of the Board and its Committees under the applicable requirements of the SEC and the NYSE);
•	developing and implementing a process to annually assess the effectiveness of the Board and its Committees;
•	reviewing the Company’s political contributions, related strategies and the Company’s Political Activity Policy; and
•	overseeing McCormick’s corporate responsibility programs relating to ESG matters, except to the extent reserved for the full Board or another committee of the Board.

The Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Committee and McCormick’s Corporate Governance Guidelines are available on McCormick’s Investor Relations website at ir.mccormick.com under “Governance,” then “Committees and Charters,” then “Nominating and Corporate Governance Committee Charter” and under “Governance,” then “Corporate Governance Guidelines,” respectively.

All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE Listing Standards.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     18

Back of Contents

Committee Membership and Meetings

The table below shows the current members of each Committee and the number of meetings held by each Committee in fiscal 2023.

Name	Audit	Compensation and Human Capital	Nominating and Corporate Governance
Anne L. Bramman	•
Michael A. Conway			•
Freeman A. Hrabowski, III(1)			Chair
Patricia Little			•
Michael D. Mangan(2)		•	•
Maritza G. Montiel	Chair
Margaret M.V. Preston(3)		•
Gary M. Rodkin	•
Jacques Tapiero		•
Terry S. Thomas(4)	•
W. Anthony Vernon		Chair
Number of Committee Meetings Held in Fiscal 2023	7	7	4
(1)	Dr. Hrabowski will be retiring from the Board as of the Annual Meeting.
(2)	Lead Director.
(3)	Effective January 23, 2024, Ms. Preston ceased to be a member of the Compensation and Human Capital Committee and became a member of the Nominating and Corporate Governance Committee.
(4)	Effective January 23, 2024, Mr. Thomas became a member of the Audit Committee upon his appointment to the Board of Directors.

Director Attendance at Meetings

During fiscal 2023, there were six regular meetings and one special meeting of the Board. Each incumbent director who served on the Board during fiscal 2023 attended at least 75% of the total number of meetings of the Board and each of the Board Committees on which he or she served during fiscal 2023 since being appointed to the Board.

Each year, the Board of Directors meets on the same day as the Annual Meeting of Stockholders. Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members are encouraged to attend and typically do so. All Board members attended last year’s Annual Meeting of Stockholders.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     19

Back of Contents

Risk Oversight

A summary of the allocation of general risk oversight functions among management, the Board and its Committees is as follows:

BOARD OF DIRECTORS

Continuous oversight of overall risks, with emphasis on strategic risks, as well as reputational and operational risks, along with oversight of the Company's risk management and risk mitigation processes at both the full Board and Board Committee levels

AUDIT COMMITTEE

COMPENSATION AND HUMAN CAPITAL COMMITTEE

Oversees compensation policies, practices and incentive-related risks, organizational talent and culture, and management succession risks; and risks related to key human relations policies and practices

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Oversees governance structure, Board composition and succession risks; and risks relating to Environment, Social, and Governance (ESG) matters

MANAGEMENT

Board of Directors

The full Board and each Board Committee assesses the Company’s strategic direction and operational risks throughout the year. Each of our directors has, and leverages his/her experience with, enterprise risk management (“ERM”) programs (through operations or via board/committee oversight), including strategic, financial, operational and commercial risks, as well as cybersecurity risk and/or ESG oversight.

While the Board and each Board Committee oversees key risk areas, management is charged with the day-to-day management of risk. The Company has robust internal processes and an effective internal control environment that facilitate the identification and management of risks and regular communication with the Board. These processes include (i) a robust ERM program that is designed to identify and assess risks that may have a significant impact on the Company, (ii) regular internal risk management meetings, (iii) operating risk owners with accountability for risk management activities, (iv) codes of conduct, (v) a strong legal department and ethics and compliance program and (vi) a comprehensive internal and external audit process. The Board also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

In addition, management regularly provides the Board with reviews of, and updates on, the strategic risk assessment and mitigation actions, which highlights key enterprise risks and major trends that may impact business functions and the Company’s overall risk profile, with recommendations for responsive action on enterprise risks. These plans and related risks are monitored throughout the year as part of the regular financial, operating and performance reports given to the Board and Board Committees by management. McCormick’s Chief Risk Officer, who reports to the Company’s CFO, works with Company personnel representing

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     20

Back of Contents

multiple functional and regional areas within the Company to provide broad oversight of the process and our enterprise risks. In addition to helping assess enterprise risk issues and major trends that may impact business functions, operating units, and the Company’s overall risk profile, the strategic risk management process also entails (i) reviewing the Company’s enterprise risk management framework, including risk identification and assessment, and recommending responsive actions on enterprise risk issues, as needed, which recommendations take into account the immediacy of the risk assessed; and (ii) discussing the quality of business processes and practices at the Company, and reviewing how the Company will achieve its objectives within the enterprise risk framework.

Management and the Board and Board Committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing the Company. These outside advisors include the Company’s independent registered public accounting firm, external legal counsel and insurance providers, and the independent executive and non-employee director compensation consultant retained by the Compensation and Human Capital Committee.

The Board believes that its current level of independence, leadership structure and qualifications and diversity of its members facilitate the effective identification, oversight, evaluation and management of risk. The Lead Director meets regularly with the other independent directors without management to discuss current and potential risks and the means of mitigating those risks, and has the authority to direct and evaluate the Company’s risk management efforts.

Management and the Board and Board Committees view their respective risk management roles, and the collaboration amongst them in the identification, oversight, evaluation and management of risk, as paramount to the Company’s short-term viability and long-term sustainability.

Audit Committee

The Board has designated the Audit Committee to take the lead in overseeing the risk management process, with an emphasis on risk management processes related to financial reporting, internal controls, financial and cyber risks. The Audit Committee makes regular reports to the Board regarding briefings by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management process.

Compensation and Human Capital Committee

The Compensation and Human Capital Committee considers the relationship between the Company’s compensation policies and practices for all employees and risk, including whether such policies and practices encourage imprudent risk taking, and/or would be reasonably likely to have a material adverse effect on the Company. In performing its responsibilities, the Committee receives regular reports on compensation matters from management and from the Committee’s independent compensation consultant. In 2023, the Compensation and Human Capital Committee evaluated the current risk profile of our executive and broad-based compensation programs, as discussed below in “Performance-Based Compensation and Risk.” Additionally, the Compensation and Human Capital Committee reviewed the Company’s incentive plans (executive and broad-based) to determine if any practices might encourage excessive risk taking on the part of senior executives. The Committee noted features of the Company’s incentive plans (executive and broad-based) that mitigate risk, including the use of multiple measures in our annual and long-term incentive plans, Compensation and Human Capital Committee discretion in payment of incentives in the executive plans, compensation mix and balance, payment caps, significant stock ownership guidelines, and our clawback policies. In light of these analyses, the Compensation and Human Capital Committee believes that the Company’s compensation programs (executive and broad-based) provide multiple effective safeguards designed to protect against undue risk. The Committee is also responsible for overseeing human capital management practices, including review of related human capital disclosure in the Company’s Form 10-K for each fiscal year.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees risks related to corporate governance and Board composition and succession. The Committee establishes criteria (for approval of the Board) for the selection of nominees for election to the Board, and reviews, evaluates and makes recommendations to the Board about its Committee structure, Board composition, succession risks and operations to ensure a commitment to effective governance. The Committee also has oversight of risks related to ESG matters.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     21

Back of Contents

Stock Ownership and Service on Other Boards

Similar to the policy in place for our executive officers, non-management directors are subject to stock ownership guidelines adopted by the Compensation and Human Capital Committee in 2004. Pursuant to the stock ownership guidelines, each non-management director is expected to acquire, within five years after his or her election to the Board, a number of shares having a value at least equal to five times the annual retainer paid to such member for service on the Board. The annual retainer was $90,000 during 2023. The annual retainer is paid in quarterly installments with the first quarterly installment upon election to the Board being paid in Common Stock to assist in meeting the Company’s stock ownership expectations (subsequent quarterly payments are paid in cash). Such ownership must thereafter be maintained while serving on the Board. Shares considered in assessing compliance include any shares which are beneficially owned, directly or indirectly, by the director. This includes any cash or RSUs deferred under the arrangements described above but does not include shares available under vested but unexercised options. Stock ownership is reviewed annually by the Compensation and Human Capital Committee. Based on the closing price of the Common Stock on the Record Date, all nominees are currently in compliance with the stock ownership requirement, but for Ms. Bramman, who joined the Board in 2020 and has until 2025 to comply and Mr. Thomas, who joined the Board in January 2024 and has until 2029 to comply.

No director of the Company may serve on the boards of more than four other publicly traded companies while also serving on McCormick’s Board; however, if such director also serves as the Company’s CEO then he/she is further limited to serving on only one other board of a publicly traded company while also serving on McCormick’s Board. All nominees are currently in compliance with this Board membership requirement.

Compensation and Human Capital Committee Interlocks and Insider Participation

No member of the Compensation and Human Capital Committee is, or during fiscal 2023 was, an officer or an employee of McCormick or any of its subsidiaries, and no Committee member has any interlocking relationship with McCormick which is required to be reported under applicable rules and regulations of the SEC. For a discussion of insider participation in certain transactions, see “Procedure Regarding Transactions with a Related Person” above.

Compensation of Directors*

The following table sets forth the compensation earned by the non-management directors for services rendered during the fiscal year ended November 30, 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Total ($)
Anne L. Bramman	90,000	100,036	60,004	250,040
Michael A. Conway	90,000	100,036	60,004	250,040
Freeman A. Hrabowski, III (4)	105,000	100,036	60,004	265,040
Patricia Little	90,000	100,036	60,004	250,040
Michael D. Mangan	120,000	100,036	60,004	280,040
Maritza G. Montiel	110,000	100,036	60,004	270,040
Margaret M.V. Preston	90,000	100,036	60,004	250,040
Gary M. Rodkin	90,000	100,036	60,004	250,040
Jacques Tapiero	90,000	100,036	60,004	250,040
Terry S. Thomas(5)	0	0	0	0
W. Anthony Vernon	110,000	100,036	60,004	270,040
*	Lawrence E. Kurzius, Executive Chairman, is a member of the Board of Directors and was also an executive officer of the Company during fiscal 2023. Mr. Kurzius’ compensation for fiscal 2023 is set forth below under “Compensation of Executive Officers.” Brendan M. Foley, President and Chief Executive Officer, is a member of the Board of Directors and was also an executive officer of the Company during fiscal 2023. Mr. Foley’s compensation for fiscal 2023 is set forth below under “Compensation of Executive Officers.”
(1)	Amounts shown include fees deferred at the election of the director, pursuant to the Company’s Non-Qualified Retirement Savings Plan, as follows: Dr. Hrabowski – $105,000; Ms. Preston - $90,000; and Mr. Tapiero – $90,000.
(2)	Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for each director. Awards include grants of RSUs (Stock Awards) and options (Option Awards) under the 2022 Omnibus Incentive Plan, as amended (the “2022 Plan”). For a discussion of the assumptions used in determining these values, see Note 12 to our 2023 financial statements in our Annual Report on Form 10-K for the fiscal year ended November 30, 2023.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     22

Back of Contents
(3)	Amounts shown include RSUs granted in 2023 and deferred at the election of the following directors: Ms. Bramman $50,018, Dr. Hrabowski - $100,036, Ms. Little - $100,036, Ms. Montiel - $100,036 and Ms. Preston - $100,036.
(4)	Dr. Hrabowski will be retiring from the Board as of the Annual Meeting.
(5)	Mr. Thomas did not earn any compensation as a non-management director in fiscal 2023 as he did not become a member of the Board of Directors until January 23, 2024.

Options and RSUs

The following chart sets forth the number of exercisable and unexercisable options (exercisable for Common Stock and Common Stock Non-Voting, as indicated) and unvested RSUs held by each non-management director that served during fiscal 2023, as of November 30, 2023:

	Exercisable Options		Unexercisable Options		Unvested RSUs
Name	Common Stock	Common Stock Non-Voting	Common Stock	Common Stock Non-Voting	Common Stock	Common Stock Non-Voting
Anne L. Bramman	10,503	0	3,101	0	1,255	0
Michael A. Conway	20,779	0	3,101	0	1,255	0
Freeman A. Hrabowski, III(1)	57,595	0	3,101	0	1,255	0
Patricia Little	47,595	0	3,101	0	1,255	0
Michael D. Mangan	52,595	0	3,101	0	1,255	0
Maritza G. Montiel	37,595	0	3,101	0	1,255	0
Margaret M.V. Preston	36,415	0	3,101	0	1,255	0
Gary M. Rodkin	27,595	0	3,101	0	1,255	0
Jacques Tapiero	47,595	0	3,101	0	1,255	0
Terry S. Thomas(2)	0	0	0	0	0	0
W. Anthony Vernon	27,299	0	3,101	0	1,255	0
(1)	Dr. Hrabowski will be retiring from the Board as of the Annual Meeting.
(2)	Mr. Thomas does not have any exercisable or unexercisable options or unvested RSUs for services rendered during fiscal 2023 as he did not become a member of the Board of Directors until January 23, 2024.

Narrative to the Director Compensation Tables

Directors who are employees of McCormick (Messrs. Kurzius and Foley) do not receive any fees for their service as a director.

The cash components of non-management director compensation for fiscal 2023 were paid in equal quarterly installments and were comprised of: (i) an annual retainer of $90,000, with the first quarterly installment upon election to the Board paid in Common Stock and subsequent quarterly payments paid in cash; (ii) for a director who serves as the Lead Director an additional annual retainer of $30,000, (iii) for a director who serves as Chair of the Audit Committee or the Compensation and Human Capital Committee, an additional annual retainer of $20,000; and (iv) for a director who serves as Chair of the Nominating and Corporate Governance Committee an additional retainer of $15,000.

In addition, in fiscal 2023, non-management directors received an annual option grant in whole shares of Common Stock approximating the value of $60,000 under the 2022 Omnibus Plan. The shares subject to these options vest in full on March 15 of the year following the year in which the grant date occurs, provided that the director continues to serve on the Board until such date. Non-management directors also received an annual RSU grant in whole shares approximating the value of $100,000. The RSUs vest in full on March 15 of the year following the year in which the grant date occurs, provided that the director continues to serve on the Board until such date. All outstanding stock options become fully exercisable and all outstanding RSUs vest in the event of disability or death of the participant, or a change in control of McCormick, while the director is serving on the Board.

Directors are eligible to participate in the McCormick Non-Qualified Retirement Savings Plan. Pursuant to this plan, directors may elect to defer anywhere from 10% to 100% of their cash Board fees. McCormick makes no contributions to the Directors’ Non-Qualified Retirement Savings Plan accounts. For all plan participants, including directors, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives (one of which tracks the performance of McCormick stock) selected by the participant. Plan participants may generally elect to change their fund choices at any time (there are certain restrictions applicable to participants subject to Section 16 of the Exchange Act). Director participants may

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     23

Back of Contents

elect the deferred amounts plus earnings to be distributed either six months following retirement from the Board or on an interim distribution date. Distributions upon retirement are paid in either a lump-sum or in 5-, 10-, 15- or 20-year installments, based on the director’s distribution election. Interim distributions are paid on a lump-sum basis and must occur at least four years from the date of the deferral election. If a director leaves the Board prior to the interim distribution date, then his or her plan balance will be paid as indicated in the retirement distribution election. Participants may make a change to their distribution election subject to the requirements of the plan and Section 409A of the Internal Revenue Code. Amounts deferred under the Non-Qualified Retirement Savings Plan are held in a “rabbi” trust and remain subject to the claims of McCormick’s creditors until they are paid.

Prior to the grant of RSUs, directors may elect to defer receipt of the underlying Common Stock upon vesting. If the director so elects, the director will not receive voting rights or dividends on the Common Stock until the deferral period expires, which is a date specified by the director or six months after the director’s departure from the Board; provided however, beginning with RSU grants made in fiscal 2023, directors who elect to defer receipt of the underlying Common Stock will receive dividends upon vesting, but will still not receive voting rights until the deferral period expires. At the expiration of the deferral period, the director becomes the owner of the underlying Common Stock.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     24

Back of Contents

PROPOSAL 1

Election of Directors

Director Nominees

The persons listed in the following table have been nominated by the Board for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All nominees currently serve as directors. Management has no reason to believe that any of the nominees will be unavailable for election. In the event a nominee is unable to serve on the Board, or will not serve for good cause, the proxy holders will have discretionary authority for the election of any person to the office of such nominee. Alternatively, the Board may elect to reduce the size of the Board. As previously disclosed, Freeman A. Hrabowski III is retiring from the Board at the Annual Meeting, and the Board thanks him for his years of service.

The following table shows the names of all nominees, the principal occupation and business experience of each nominee during the last five years, and, as of the Record Date, the amount of Common Stock beneficially owned by each nominee, and the directors and executive officers of McCormick as a group, and the nature of such ownership. Except as shown in the table or footnotes, no nominee or executive officer beneficially owns more than 1% of either class of McCormick Common Stock.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee. For purposes of this proposal, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     25

Back of Contents

Director Nominees

		Amount and Nature of Beneficial Ownership(1)
Name	Principal Occupation & Business Experience	Common		Common Non-Voting
Anne L. Bramman	Chief Financial & Growth Officer, Circana, Inc. (2023 to Present); Senior Advisor, Boston Consulting Group (January 2023 to June 2023); Chief Financial Officer, Nordstrom, Inc. (2017 to 2022)	14,475		0
		12,686	(2)	0	(2)
Michael A. Conway	Group President, International and Channel Development (2021 to present), Executive Vice President & President, International Licensed Markets (2020 to 2021), Executive Vice President & President, Canada (2018 to 2020), President, Licensed Stores, U.S. and Latin America (2016 to 2018), Starbucks Corporation	34,810		0
		20,779	(2)	0	(2)
Brendan M. Foley	President and Chief Executive Officer (September 2023 to present), Chief Operating Officer and President (2022 to 2023), President, Global Consumer, Americas & Asia (2020 to 2022), President, Global Consumer and Americas (2017 to 2020). McCormick & Company, Incorporated	493,831		1,128
		395,168	(2)	0	(2)
		2.9%
Lawrence E. Kurzius	Executive Chairman (September 2023 to present), Chairman & CEO (2022 to 2023), Chairman, President & CEO (2017 to 2022), McCormick & Company, Incorporated	2,306,935		0
		1,911,231	(2)	0	(2)
		12.3%
Patricia Little	Retired Executive (2019 to present); Senior Vice President and Chief Financial Officer, The Hershey Company (2015 to 2019)	71,072		1,191
		51,580	(2)	0	(2)
Michael D. Mangan	Retired Executive (2010 to present); President, Worldwide Power Tools and Accessories, The Black & Decker Corporation (2008 to 2010)	91,776		4,234
		52,595	(2)	0	(2)
Maritza G. Montiel	Retired Executive (2014 to present); Deputy Chief Executive Officer & Vice Chairman, Deloitte LLP (2011 to 2014)	41,934		5,000
		41,934	(2)	0	(2)
Margaret M.V. Preston	Managing Director, Cohen Klingenstein LLC (2021 to present); Retired Executive (2019 to 2021); Managing Director, Private Wealth Management, TD Bank (2014 to 2019)	156,154		12,987
		46,522	(2)	1,490	(2)
Gary M. Rodkin	Retired Executive (2015 to present); Chief Executive Officer, ConAgra Foods, Inc. (2005 to 2015)	37,106		0
		27,595	(2)	0	(2)
Jacques Tapiero	Retired Executive (2014 to present); Director, Esteve – Spain (2016 to present); Senior Vice President, Emerging Markets, Eli Lilly and Company (2009 to 2014)	75,747		2,620
		47,595	(2)	0	(2)
Terry S. Thomas	Chief Growth Officer (September 2023 to present), Flowers Foods, Inc.; Global Chief Customer Officer (Personal Care) (2022 to 2023), Executive Vice President and Chief Customer Officer (2019 to 2022), Senior Vice President, Customer Development (2018 to 2019), Sector Vice President, Customer Development (2013 to 2018), Unilever plc.	383 0	(3) (2)	0 0	(2)

W. Anthony Vernon	Retired Executive (2015 to present); Senior Advisor and Executive Director (2014 to 2015), Kraft Foods Group, Inc.	36,526		0
		27,299	(2)	0	(2)
Directors and Executive Officers as a Group (16 persons)		4,686,139	(4)(5)	33,492
		3,638,876	(2)	5,724	(2)
		22.9%
(1)	Includes (i) shares of Common Stock and Common Stock Non-Voting beneficially owned by directors and executive officers alone or jointly with spouses, minor children, and relatives (if any) who have the same home as the director or executive officer; (ii) shares of Common Stock that are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: Mr. Kurzius – 15,029, executive officers as a group – 15,029; and (iii) shares of Common Stock which are beneficially owned by virtue of participation in the Non-Qualified Retirement Savings Plan: Mr. Foley - 7,467; Mr. Kurzius – 30,716; Ms. Preston – 27,478; and Mr. Tapiero – 2,267.
(2)	Number of shares included in the above number which can be acquired within 60 days of the Record Date pursuant to the exercise of stock options and/or the vesting of RSUs and/or shares earned under the LTPP. The amount shown for Mr. Kurzius also includes 128,080 shares of Common Stock held in separate trusts that are each controlled by an independent trustee, which shares Mr. Kurzius could reacquire within 60 days of the Record Date.
(3)	Amount shown reflects shares paid to Mr. Thomas as his first quarterly Board retainer installment payment on January 23, 2024.
(4)	Number of total shares includes those owned by Dr. Hrabowski - Common Stock -179,585 and Common Stock Non-Voting - 5,134, resulting in 1.1% of beneficially owned stock - given he was a director as of the Record Date.
(5)	Number of total shares does not include those awarded to Mr. Thomas on January 23, 2024, as his award occurred after the Record Date.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     26

Back of Contents

Executive Officers

Named Executive Officers

The following table shows the names, ages and positions of the Named Executive Officers in the Summary Compensation Table, and, as of the Record Date, the amount of Common Stock and Common Stock Non-Voting beneficially owned by each such executive officer, and the nature of such ownership. Except as shown in the table, no executive officer owns more than 1% of either class of McCormick common stock. Mr. Kurzius and Mr. Foley are also included in the director nominee table.

		Amount and Nature of Beneficial Ownership(1)
Name	Principal Position	Common		Common Non-Voting
Brendan M. Foley Age 58	President & Chief Executive Officer (September 2023 to present), President & Chief Operating Officer (2022 to 2023), President, Global Consumer, Americas and Asia (2020 to 2022), and President, Global Consumer and Americas (2017 to 2020), McCormick & Company, Incorporated	493,831		1,128
		395,168	(2)	0	(2)
		2.9%
Lawrence E. Kurzius Age 65	Executive Chairman (September 2023 to present), Chairman & CEO (2022 to 2023), Chairman, President & CEO (2017 to 2022), McCormick & Company, Incorporated	2,306,935		0
		1,911,231	(2)	0	(2)
		12.3%
Michael R. Smith Age 59	Executive Vice President & Chief Financial Officer (2016 to present); Senior Vice President, Corporate Finance (2015 to 2016); McCormick & Company, Incorporated	492,527		208
		402,290	(2)	0	(2)
		2.9%
Sarah J. Piper Age 47	Chief Human Relations Officer (2022 to present), Senior Vice President, Global Human Relations Business Partners (2022), Vice President Human Relations Americas (2020 to 2022), Vice President, Total Rewards (2017 to 2020), McCormick & Company, Incorporated	16,016 13,424	(2)	0 0	(2)

Jeffery D. Schwartz Age 54	Vice President, General Counsel & Secretary (2014 to present); McCormick & Company, Incorporated	230,750		406
		175,576	(2)	0	(2)
		1.4%
Malcolm Swift(3) Age 63	Former Executive Vice President, Global Flavor Solutions and Chief Administrative Officer (2020 to November 2023), President, Global Flavor Solutions and McCormick International (2018 to 2020), President, Global Industrial and McCormick International (2016 to 2018), McCormick & Company, Incorporated	406,895		584
		317,904	(2)	0	(2)
		2.4%
(1)	Includes: (i) shares of Common Stock and Common Stock Non-Voting beneficially owned by the executive officers alone or jointly with spouses, minor children and relatives (if any) who have the same home as the executive officer; (ii) shares of Common Stock which are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: Mr. Kurzius – 15,029; and (iii) shares of Common Stock which are beneficially owned by virtue of participation in the Non-Qualified Retirement Savings Plan: Mr. Kurzius – 30,716 and Mr. Foley – 7,467.
(2)	Number of shares included in the above number which can be acquired within 60 days of the Record Date pursuant to the exercise of stock options (including options that would become immediately exercisable upon retirement for eligible employees) and/or the vesting of RSUs and/or shares earned under the LTPP.
(3)	Mr. Swift retired from the Company effective November 30, 2023.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     27

Back of Contents

Compensation of Executive Officers

Compensation Discussion and Analysis

Introduction

The purpose of this Compensation Discussion and Analysis is to provide stockholders with a description of the material elements of McCormick’s compensation program for its executive officers, including the Named Executive Officers, for fiscal 2023 and the policies and objectives which support the program. The compensation details are reflected in the compensation tables and accompanying narratives which follow.

Executive Summary

While McCormick navigates an economically pressured consumer environment, we’ve continued to drive financial performance both by our focus on short-term actions, and by our steadfast execution of the long-term strategies and values that have driven our success over time. In fiscal 2023, we drove growth across our financial performance measures and delivered against our plans to strengthen our margins. We believe our business is on a positive trajectory, with resilient and committed employees propelling us forward, and the outcomes under our variable pay programs are a reflection of these achievements which include:

•	Adjusted EPS growth for the year was 8.1% (on a constant currency basis);
•	Operating income and adjusted operating income both increased by 12% in fiscal 2023; and
•	Cumulative net sales grew by 16% over the three year period ending in fiscal 2023.

Despite these financial and operational achievements, our stock price declined during the year and ranked in the bottom quartile relative to the performance of our peers. This had a notable impact on our Compensation Actually Paid (as defined below) to executive officers in fiscal 2023, as disclosed in the Pay Versus Performance section below.

The outcomes under our variable pay programs reflect these achievements and challenges. With respect to our fiscal 2023 performance plans:

•	Annual incentive awards in respect of 2023 performance were earned at 138.2% of target;
•	Long-Term Performance Plan (LTPP) PSU awards for the period from December 2020 through November 2023 vested, in aggregate, at 150% of target (or 50% of the maximum opportunity), which reflected a downward adjustment in respect of our relative TSR performance; and
•	Stock options granted since March 2019 are underwater.

In fiscal 2023, the Compensation and Human Capital Committee continued to focus on ensuring ongoing alignment with our compensation philosophy, the design of our executive compensation programs, and the interests of our stockholders. Key decisions made by the Committee in respect of fiscal 2023 are summarized below.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     28

Back of Contents

CEO Compensation

As part of our standard annual compensation process for all employees, including Named Executive Officers, in the fourth quarter of 2022, the Compensation and Human Capital Committee determined to make no changes to Mr. Kurzius’ compensation as Chairman and CEO for 2023, in which role he served until September 1, 2023.

In connection with his promotion to President and CEO, the Compensation and Human Capital Committee approved adjustments to Mr. Foley’s compensation effective September 1, 2023. Mr. Foley’s annual base salary was increased by 19% to $1.10 million and his target annual incentive increased from 120% to 150% of salary, both of which the Compensation and Human Capital Committee have determined to leave unchanged for 2024. Mr. Foley did not receive any special promotional equity grants at the time of his promotion. For 2024, the Committee approved an annual long-term incentive award value of $7.5 million to Mr. Foley, reflecting his new role. The first of such awards will be made in 2024 at the same time as equity grants to other eligible McCormick employees. In aggregate, these changes result in target total compensation of $10.25 million for fiscal 2024, which is 13% below Mr. Kurzius’ target annual compensation prior to his transition into the role of Executive Chairman.

Executive Chairman Compensation

To reflect the requirements of the Company’s leadership transition, the Compensation and Human Capital Committee determined to keep Mr. Kurzius’ compensation unchanged for the remainder of 2023 following his transition to Executive Chairman of the Board on September 1, 2023.

For fiscal 2024, the Compensation and Human Capital Committee approved the following compensation package for Mr. Kurzius’ as Executive Chairman. Mr. Kurzius’ base salary remains unchanged. In recognition of the scope and nature of his role, the only variable at-risk compensation Mr. Kurzius will receive is a stock option grant with a face value of $4.75 million, and he will no longer participate in the annual cash incentive plan or receive other incentive equity awards provided to other employees, including the LTPP. The option award was granted December 1, 2023 and will vest in equal tranches on March 27, 2024, 2025 and 2026, subject to accelerated vesting upon Mr. Kurzius’ retirement. Given the date of grant, this award will appear in the compensation tables in fiscal 2024, if applicable. In aggregate this equates to a reduction in Mr. Kurzius’ target direct compensation of 49% for fiscal 2024 relative to his prior compensation as Chairman & Chief Executive Officer in fiscal 2023.

Other Named Executive Officer Compensation

The Compensation and Human Capital Committee also approved adjustments to the compensation levels for the other Named Executive Officers effective in April 2023. These adjustments equated to increases in target total compensation ranging from 3.9% to 11.4% for fiscal 2023 relative to fiscal 2022 for existing Named Executive Officers.

Increases were primarily delivered via increases in target equity values, which are earned based on performance. Adjustments to base salary were in line with annual salary increases across the employee population. Adjustments to Ms. Piper’s target annual compensation reflected her promotion to Chief Human Relations Officer.

Our Executive Compensation Philosophy and Practices

The core philosophy of McCormick’s executive compensation program is to pay for performance and retain key talent. McCormick’s compensation program is designed to align McCormick’s executive compensation with McCormick’s Five Guiding Principles and long-term stockholder interests. Our executive compensation program includes elements with 1-, 3-, 5- and 10-year time horizons, along with a varied mix of payout factors tied to these elements to ensure that compensation is not focused on any one area above others, mitigating risk and ensuring a well-balanced recognition of both annual and long-term performance. McCormick’s compensation policy is based on the following compensation principles:

•	McCormick must pay competitively – both as to the amount and type of compensation we offer in order to attract and retain our executive talent.
•	A substantial portion of each executive’s total compensation should be performance-based and dependent on the achievement of financial and other performance goals over both the short and longer term.
•	Financial performance goals should be drivers of stockholder value over the short and longer term, such as sales growth, and EPS.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     29

Back of Contents

The framework of our executive compensation programs includes the governance features and other specific elements discussed below:

Compensation Practice	Pursued at McCormick?	Best Practice
Independent Compensation and Human Capital Committee and Consultant	YES. McCormick’s Compensation and Human Capital Committee is comprised solely of independent directors. The Committee also engages an independent compensation consultant, WTW, to provide data, insight and advice. WTW (i) is retained directly by the Committee; (ii) performs little or no consulting or other services for McCormick; and (iii) is independent with no conflicts of interest with regard to the work performed.
Compensation Risk Assessments	YES. The Compensation and Human Capital Committee’s annual review and approval of McCormick’s compensation strategy includes a review of compensation-related risk management. In this regard, the Compensation and Human Capital Committee annually considers the relationship between the Company’s overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices (i) encourage imprudent risk taking, and/or (ii) would be reasonably likely to have a material adverse effect on the Company. The Committee believes that the Company’s compensation programs (executive and broad-based) provide multiple and effective safeguards to protect against undue risk.
Favorable Risk Assessment for Fiscal 2023	YES. WTW assessed the Company’s compensation policies and practices in fiscal 2023 and concluded that they do not motivate imprudent risk taking. The Compensation and Human Capital Committee reviewed and agreed with this assessment.
Limited Perquisites and No Tax Gross-Ups	YES. The Named Executive Officers receive a limited number of personal benefits and the Company does not provide tax gross-ups for personal benefits, meaning these benefits are fully taxable to the recipient.
Employment Agreements	NO. McCormick’s executive officers do not have employment agreements, except where legally required, and do not have guaranteed levels of compensation.
Pledging, Hedging or Speculative Trading	NO. Executive officers are prohibited from pledging or hedging their McCormick stock (see discussion above under “Corporate Governance Guidelines”) and are prohibited from engaging in short sales or equivalent transactions in McCormick stock.
Stock Ownership Guidelines	YES. To further align the long-term interests of our executives and our stockholders, the Board has established stock ownership guidelines applicable to our CEO and executive officers.
Clawback Policies	YES. McCormick has two incentive compensation recovery policies. One policy, adopted for purposes of compliance with Section 10D of the Exchange Act and the NYSE listing standards, provides for the mandatory recovery of both cash- and equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement. The other policy, adopted pursuant to McCormick’s 2022 Plan (and the prior 2013 Omnibus Incentive Plan (the “2013 Plan”) and 2007 Omnibus Incentive Plan (the “2007 Plan”)), outlines circumstances under which share-based and cash-based awards made under that plan may be forfeited, annulled, and/or reimbursed to McCormick, as described below.
Focus on Performance- Based Compensation	YES. The Compensation and Human Capital Committee endeavors to structure the executive compensation program so that each executive’s compensation is comprised of a majority of elements that are performance-based, including our annual incentive plan, LTPP and long-term equity incentive plan.
Pay and Performance Alignment Assessment	YES. Each year the pay of McCormick’s CEO and performance of the Company is compared to CEO pay and performance at our peer companies. The analysis conducted by WTW in fiscal 2023 demonstrated strong alignment between pay and performance. The Compensation and Human Capital Committee reviewed and agreed with this analysis.
Cap on Performance- Based Compensation	YES. There is a cap for executive officer incentive payments made under the annual performance-based compensation and long-term incentive programs, and no payment is guaranteed under any incentive plans.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     30

Back of Contents

Overview of Our Executive Compensation Program for Fiscal 2023

During fiscal 2023, the primary elements of compensation earned by each of our Named Executive Officers were unchanged versus fiscal 2022 and consisted of base salary, an annual incentive cash payment, and annual long-term incentive awards in the form of performance-based equity grants and stock options, collectively referred to as target total compensation. In addition, a limited number of personal benefits, and retirement benefits are provided, with four Named Executive Officers being historic participants in retirement plans frozen in 2017 and 2018 as detailed below.

The elements of the Executive Compensation Program described in the table below apply as stated to our US-based executive officers and it is our intent to follow our compensation principles and to provide similar benefits, where available and appropriate, to those executive officers located outside of the United States. During fiscal 2023, Mr. Swift was based in the UK and was therefore subject to country-specific differences in his benefits.

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM FOR FISCAL 2023

	Element	Objective	Key Features
Annual Cash Compensation	Base Salary	Provide a competitive annual fixed level of cash compensation.

•

On average, represents about 25% of compensation.

•

Adjustments are based on individual performance, company performance, role scope, and internal equity, and informed by practices in our Market Group.

	Annual Performance-Based Incentive Compensation	Motivate and reward executive contributions in producing annual financial results.

•

Annual incentive cash payments are based on a formula that includes adjusted EPS growth, net sales and McCormick Profit (defined as adjusted operating income growth, adjusted for working capital charges and currency impact).

Long-Term Incentive Plan	Performance Stock Units issued under the LTPP	Retain executives and align their compensation with the Company’s key financial goals to drive stockholder value over time.

•

Awards represent 50% of the overall annual long-term incentive mix.

•

Awards based on the achievement of cumulative growth in net sales and relative TSR over the three-year performance period.

•

Annual grants of three-year overlapping cycles.

	Stock Options	Retain executive officers and align their interests with our stockholders.	• Awards represent 50% of the overall annual long-term incentive mix. • Awards generally vest at a rate of one-third per year or, if earlier, upon the retirement eligibility date of the holder.
Value Creation Acceleration Program	McCormick Value Creation Acceleration Program	Create significant value for stockholders with sustained stockholder return over a five-year period and reward executive leaders for transformational stock price performance.

•

One-time grant on November 30, 2020.

•

Three-year service requirement.

•

Five-year performance period.

•

Three equally weighted stock price growth performance objectives of 60%, 80%, and 100%.

•

Ten-year stock option term.

•

Unvested awards on December 1, 2025 will be cancelled.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     31

Back of Contents
	Element	Objective	Key Features
Retirement Benefits	Pension Plan (Defined Benefit) and 401(k) Retirement Plan (Defined Contribution)	Provide retirement income for employees.

•

Tax qualified defined benefit pension plan (closed and frozen on December 1, 2018) in which many of our US employees, including some Named Executive Officers, are eligible to participate. Plan formula is based on age, years of service, and cash compensation.

•

The Company provides a match in the defined contribution 401(k) plan of up to 5% of eligible compensation.

	Supplemental Executive Retirement Plan (Defined Benefit) (“SERP”)	Provide retirement income for eligible executives to replace a reasonable percentage of their annual pre-retirement income.

•

The plan was frozen on February 1, 2017.

•

For eligible executives who are age 50 and over, included annual compensation over IRS limit and incentive bonus in the benefit calculation.

•

For certain executive officers, including some Named Executive Officers, included one additional month of service credit for each month of service in the SERP between ages 55 and 60 up to a five-year maximum.

•

For participants, including some Named Executive Officers, who were eligible for the SERP, the Company made an annual contribution in FY17 through FY20 to their Non-Qualified Retirement Savings Plan based on their age, service and eligible compensation in excess of the IRS limit.

	Non-Qualified Retirement Savings Plan (formerly the Deferred Compensation Plan)	Provide retirement savings vehicles to executives in a tax-efficient manner.

•

Effective February 1, 2017, the plan was implemented in connection with the SERP freeze.

•

Participants, including Named Executive Officers, may elect to defer up to 80% of salary and annual incentive into a non-qualified deferred compensation plan.

•

Employees, including the Named Executive Officers, that have compensation in excess of the IRS limit, receive an annual contribution by McCormick into their deferred compensation account equal to 3% of the compensation amount in excess of the IRS limit. The Company makes a matching contribution of up to 5% of eligible compensation, with respect to deferred compensation that exceeded the IRS limit.

	McCormick (UK) Limited Pension & Life Assurance Plan (Defined Benefit)	Provide retirement income for employees based in the U.K.

•

Defined benefit, contributory pension plan.

•

Plan formula is based on final pensionable salary and length of service in the plan.

•

Plan closed to new employees in 2003 and frozen on December 31, 2016.

Personal Benefits	Automobile & Executive Benefit Allowances	Support executive with transportation, financial planning and wellness benefits.	• Combination of fixed monthly cash amounts and financial counseling services, all of which are fully taxable to the executive.
	Company Airplane	Available primarily for business use by executive officers to provide for security, confidentiality, and efficiency of travel time.	• The value of any personal use of the Company airplane (such as spouse travel) is imputed as income to the executive. • The executive is fully responsible for all taxes on such imputed amount.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     32

Back of Contents

How We Determined Executive Compensation for Fiscal 2023

The Compensation and Human Capital Committee of the Board of Directors administers the compensation program for McCormick’s executive officers, including the Named Executive Officers. The Committee applies the executive compensation principles listed above when approving pay for each individual executive officer. In determining the compensation of the Company’s executive officers, the Committee is assisted by an independent compensation consultant retained directly by the Committee.

The Compensation and Human Capital Committee annually reviews and approves each element of compensation. If necessary, the Compensation and Human Capital Committee adjusts individual elements of compensation to achieve an overall total targeted compensation that it believes is market competitive and consistent with our compensation philosophy and objectives. In its deliberations, the Committee reviews data prepared by the independent consultant on pay levels and pay mix in relevant peer companies, referred to as our “Market Group” (see details of the constituent companies for fiscal 2023 target pay decisions in this section below). The Committee also reviews tally sheets for each executive officer, which summarize the elements of compensation noted above, the total estimated payments upon retirement, and the total estimated payments upon involuntary termination from McCormick.

Market Data

In making decisions, the Compensation and Human Capital Committee references market data for two groups:

	Purpose	Key Features
Market Group	Provide insights into total compensation levels and design within companies with which McCormick competes for talent and which are similar in size and business operations

Comprises companies that:

•  Operate in similar industries to McCormick

•  Publicly listed on a U.S. stock exchange

•  Have significant operations outside the U.S.

•  Are of similar size to McCormick in terms of revenue and market cap

•  Compete with McCormick for talent

•  Have known brand names

Peer Group	Provide insights into current and historic financial information, such as EPS, sales growth and TSR to inform short-term and long-term goal-setting	Comprises companies that are: • Competitors for customers • Competitors for investors • Subject to similar macro-economic factors

The Compensation and Human Capital Committee believes that it is appropriate to use two separate peer groups. This reflects the reality that there are larger companies against whom we compare performance, but that are too large to be appropriate for compensation comparisons and that there are companies we compete with for talent that are subject to different sub-industry challenges. While the Market Group data gives the Committee insight into the range of compensation in the competitive market and a general understanding of marketplace compensation practices and policies, the Committee does not use Market Group data to “benchmark” to a targeted percentile for total compensation or any specific element of compensation for our executive officers.

Companies are reviewed annually for inclusion or removal from the Market and Peer Groups based on their relevance across a set of criteria, with industry relevance and the extent to which we compete for executive talent being the primary drivers for removal or inclusion in these groups. Upon completion of this review, no changes were recommended to the Market and Peer groups for fiscal 2023.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     33

Back of Contents

The groups approved for fiscal 2023 compensation decisions were as follows:

Market Group Only	Market and Peer Groups	Peer Group Only
Brown-Forman Corporation	Campbell Soup Company	Kraft Heinz Company
Constellation Brands Inc.	Church & Dwight Co., Inc.	Mondelez International
Molson Coors Brewing Company	The Clorox Company	Tyson Foods, Inc.
ConAgra Brands, Inc.
Flowers Foods, Inc.
While these Market Group companies are relevant from a talent standpoint, the Committee believes they are subject to sufficiently different macro-economic and industry factors that make them inappropriate performance comparisons for our executive officers	General Mills, Inc.	While these Peer Group companies are competitors for talent, the Committee believes they are too large to make appropriate compensation comparisons for our executive officers
The Hain Celestial Group Inc.
The Hershey Company

Hormel Foods Corporation
International Flavors & Fragrances Inc.

The J. M. Smucker Company

Kellogg Company(1)
Keurig Dr. Pepper
Lamb Weston Holdings, Inc.
Monster Beverage Corporation
Post Holdings, Inc.
TreeHouse Foods

(1)	During 2023, Kellogg Company completed the separation of their business into two independently traded companies. Prior to the split, Kellogg Company was included in the Market Group for December 2022 PSU awards and the Peer Group used to inform fiscal 2023 compensation decisions. Further discussion related to the impact for inflight PSUs is provided in the long-term incentive section below.

At the time of approval, McCormick was ranked at the 39th percentile on revenue, the 60th percentile on market capitalization, and the 58th percentile on headcount relative to the Market Group.

Views of Stockholders

The Compensation and Human Capital Committee also considered the results of the advisory vote by stockholders on the “say-on-pay” proposal presented to stockholders at the 2023 Annual Meeting of Stockholders held on March 29, 2023. As reported in the Company’s Form 8-K, filed with the SEC on March 31, 2023, stockholders expressed significant support for the compensation program offered to the Company’s Named Executive Officers with approximately 97% of votes cast in favor. Accordingly, the Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote. For fiscal 2023, the Company’s executive compensation program continued to focus on pay for performance, alignment of executive interests with those of McCormick’s stockholders, and achieving balance between offering annual and long-term incentives without creating improper risks. The Committee will continue to consider the results of stockholders’ advisory votes on executive compensation when making decisions about our executive compensation program.

Independent Consultant

Pursuant to its Charter, the Compensation and Human Capital Committee has the sole authority to retain and terminate the services of any outside compensation advisers to the Committee. For fiscal 2023, the Compensation and Human Capital Committee continued to retain WTW (formerly Willis Towers Watson) to provide advice to the Committee on general program design and best practices, as well as to assist the Committee in assessing McCormick’s programs and the levels of compensation for our executive officers and directors, relative to the Market Group identified above. The independent compensation consultant reports directly to the Committee. The Compensation and Human Capital Committee assessed the work performed by WTW and determined that it was independent, and that the work and advice provided did not raise any conflict of interest. While WTW performed the general competitive review for pay decisions effective in fiscal 2023, as requested by the Committee, it did not determine the amount or form of compensation with respect to McCormick’s executive officers.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     34

Back of Contents

CEO Recommendations

The compensation of every McCormick employee, including each Named Executive Officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. For fiscal 2023, Mr. Kurzius provided recommendations to the Compensation and Human Capital Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any adjustments to the value of long-term awards for each Named Executive Officer (other than himself). These recommendations were based on the Market Group data reviewed by the Committee and Mr. Kurzius’ assessment of the executive’s relative experience, overall performance, and impact on the accomplishment of McCormick’s financial goals and strategic objectives during the prior year. While the Compensation and Human Capital Committee took Mr. Kurzius’ recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.

Mr. Kurzius did not make any recommendations as to his own compensation for fiscal 2023 and such decisions were made solely by the Compensation and Human Capital Committee with the advice of its independent consultant. The Compensation and Human Capital Committee determined Mr. Kurzius’ compensation, including base salary, performance targets and the value of the annual and long-term awards privately in executive session.

Aside from Mr. Kurzius, no executive officer of McCormick determined or provided the Committee with recommendations regarding the amount or form of executive or director compensation for fiscal 2023.

Elements of Executive Compensation

1.

Annual Cash Compensation and Long-Term Incentives

Base Salaries

Adjustments to base salaries are considered annually, but there is no guarantee that base salary will increase in any given year. To support competitive market position, the Committee elected to make adjustments to base salaries for certain executive officers in 2023.

The determination of our Named Executive Officer’s compensation considers factors such as our compensation philosophy, individual performance, company performance, retention, succession planning, scope of role, experience, and the positioning of McCormick’s executive total compensation levels relative to market.

The following base salaries were approved in November 2022 and took effect on April 1, 2023(1):

Name	Base Salary	Prior Base
Brendan M. Foley	$925,000	$900,000
Lawrence E. Kurzius	$1,250,000	$1,250,000
Michael R. Smith	$775,000	$750,000
Sarah J. Piper(2)	$475,000
Jeffery D. Schwartz	$650,000	$630,000
Malcolm Swift	£570,000	£515,000

(1)	Mr. Foley received an increase to $925,000 effective April 1, 2023 and, subsequently in connection with his appointment as President and CEO, received an additional increase to $1,100,000 effective September 1, 2023.
(2)	Ms. Piper’s compensation took effect on December 1, 2022. Her compensation information for fiscal year 2022 is not included because she was not a Named Executive Officer (or a Section 16 officer) until fiscal 2023.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     35

Back of Contents
Annual Performance-Based Incentive Compensation

Target annual incentive award values are established annually for the CEO and other Named Executive Officers, and considered as part of the Compensation and Human Capital Committee’s annual review of total target compensation. Mr. Foley’s target opportunity was increased during fiscal 2023, associated with his appointment to the role of President and Chief Executive Officer.

Name	Target Annual Incentive Opportunity (% of Salary)	Prior Target Annual Incentive Opportunity (% of Salary)
Brendan M. Foley(1)	150%	120%
Lawrence E. Kurzius	150%	150%
Michael R. Smith	100%	100%
Sarah J. Piper	70%
Jeffery D. Schwartz	85%	85%
Malcolm Swift	100%	100%
(1)	Mr. Foley’s fiscal 2023 Target Annual Incentive Opportunity is prorated due to his appointment to the role of President and CEO, effective September 1, 2023, with 120% applied to the first nine months of the fiscal year, and 150% applied to the remaining three months, for a total Target Annual Incentive Opportunity of 129% of his prorated salary.

As in prior years, for fiscal 2023 the performance metrics approved reflect the role and responsibilities of each executive officer.

Named Executive Officer Population	Named Executive Officers	Fiscal 2023 Performance Factors and Weightings
Enterprise responsibility	Brendan M. Foley Lawrence E. Kurzius Michael R. Smith Sarah J. Piper Jeffery D. Schwartz Malcolm Swift	70% Adjusted EPS* 24% Global McCormick Profit 6% Global Net Sales

*	The Compensation and Human Capital Committee approved the definition of “Adjusted EPS” for fiscal 2023, which is EPS for the year, adjusted to exclude the impact of special charges, and foreign exchange rates. This definition is the same as “Adjusted EPS” as reported in our Form 10-K for the 2023 fiscal year, except that the formulation of “Adjusted EPS” used by the Compensation and Human Capital Committee was determined on a constant currency basis, while the formulation used in the Form 10-K for the 2023 fiscal year was determined on a reported currency basis. As a result, Adjusted EPS growth as used by the Compensation and Human Capital Committee was higher by approximately 1.1% than Adjusted EPS growth as reported in our Form 10-K. The Committee made these adjustments for compensation purposes as it does not want employees to benefit from or be penalized for factors outside of their control.

Performance goals for our annual incentive program were approved by the Compensation and Human Capital Committee based on its analysis of the performance observed in and expected of companies in our Peer Group, because they are the companies against which we assess our financial results, with whom we compete for equity investors and whom we want to outperform. The Committee additionally takes account of McCormick’s own growth, prior year performance, commitments to the market and strategic priorities.

In evaluating the difficulty of achieving the performance goals for the Company’s annual incentive program, including EPS, McCormick Profit (which is operating profit adjusted by a charge for working capital), and net sales, the Committee considers both the historic performance of the Company and its business units and the overall performance goals established by the CEO for the upcoming fiscal year. This evaluation is conducted with a view to driving stockholder value, paying our Named Executive Officers competitively, and rewarding superior financial performance. The measure of the difficulty of achieving annual incentive plan is illustrated by the fact that the targets have not been uniformly achieved, including in fiscal 2022 when the annual incentive program for the named executive officers paid out at only 6% to 9% of target.

The following table summarizes the fiscal 2023 Adjusted EPS goals approved by the Compensation and Human Capital Committee. The Committee concluded that the threshold performance requirement would equate to delivering EPS consistent with the prior fiscal year, adjusted as noted above. The Committee set the maximum performance requirement that would earn 200% of a Named Executive Officer’s target opportunity at growth of 10.48%, anticipating that this would place McCormick among the highest performers in its Peer Group. Actual Adjusted EPS growth for the year equated to 8.1% which resulted in a payout of 154% of target for this portion of the annual incentive.

	Adjusted EPS Metric	Payout
Threshold	Equal to prior year	30%
Target	+5.24%	100%
Maximum	+10.48%	200%
Fiscal 2023 Actual	+8.06%	154%

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     36

Back of Contents

The other performance goals, while quantifiable, are confidential commercial or financial information, the disclosure of which would cause competitive harm to the Company. The Committee considered the ability to meet or exceed these goals to be at least as difficult as the Adjusted EPS requirements.

The Compensation and Human Capital Committee determined the actual fiscal 2023 annual incentive for each Named Executive Officer using the factors set forth in the following table: (i) the performance metric and respective weight allocated to each metric, as applicable; and (ii) the target annual incentive potential, as a percentage of base salary.

Name	Performance Metric	Target Annual Incentive as a % of Base Salary	Payout Factor %	Actual Annual Incentive as a % of Base Salary*	Prior Year Actual Annual Incentive as a % of Base Salary
		A	B	C	D
Brendan M. Foley	70% - Adjusted EPS Growth 24% - Global McCormick Profit 6% - Global Net Sales	129%	138%	178%	11%
Lawrence E. Kurzius	70% - Adjusted EPS Growth 24% - Global McCormick Profit 6% - Global Net Sales	150%	138%	207%	9%
Michael R. Smith	70% - Adjusted EPS Growth 24% - Global McCormick Profit 6% - Global Net Sales	100%	138%	138%	6%
Sarah J. Piper	70% - Adjusted EPS Growth 24% - Global McCormick Profit 6% - Global Net Sales	70%	138%	97%
Jeffery D. Schwartz	70% - Adjusted EPS Growth 24% - Global McCormick Profit 6% - Global Net Sales	85%	138%	117%	5%
Malcolm Swift	70% - Adjusted EPS Growth 24% - Global McCormick Profit 6% - Global Net Sales	100%	138%	138%	9%

*	The fiscal 2023 annual incentive as a percentage of base salary for each Named Executive Officer is determined by multiplying column “A” times column “B” to produce the result in column “C.” The resulting annual incentive amount is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-Term Incentives

The intent of our long-term incentive awards is to align the interests of our executives with those of our stockholders and to drive increasing stockholder value over time. Annual awards are made as an equal mix of PSUs and time-vested stock options, both additionally subject to service conditions.

The target value of annual long-term incentive awards is determined annually. In approving long-term incentive award values, the Committee considers compensation data and positioning for comparable roles against our Market Group along with individual and company performance.

Performance Stock Units

A limited number of executives, including the Named Executive Officers, who are in positions to significantly impact the achievement of key corporate objectives and who provide the long-term strategic leadership necessary to accomplish those objectives, participate in the Company’s three-year LTPP.

LTPP awards are issued in PSUs and can be earned and vest contingent on the achievement of three-year performance goals, which under all currently open three-year cycles, relate to (1) cumulative sales growth, and (2) McCormick’s TSR relative to the TSR generated by our Peer Group companies. Cumulative sales growth is considered an appropriate metric given it is central to our growth strategy. Relative TSR growth is considered an appropriate metric because it is a clear and objective measurement of return for our stockholders, and its inclusion as a performance indicator ensures that the interests of plan participants remain aligned with those of our investors. Separate performance goals for cumulative sales growth and relative TSR are established for each cycle. Relative TSR acts as a modifier to cumulative sales growth acting as a means to validate that the outcome is directionally aligned with our returns to stockholders.

We establish our cumulative sales growth and relative TSR modifier goals to instill in our executive officers an incentive to generate financial growth for McCormick that is competitive with growth rates exhibited by the highest performing companies among our Peer Group. The LTPP program plays an important role in aligning the compensation of executives with key financial

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     37

Back of Contents

accomplishments, which the Compensation and Human Capital Committee believes drives stockholder value over the long-term and are therefore important indicators of the performance of our top executives. The three-year performance time frame and metrics for this plan complement the annual earnings and profit performance focus provided by the annual incentive program and the longer-term focus provided by stock options.

Throughout fiscal 2023, there were three active award cycles in this program, one of which ended on November 30, 2023. They are:

•	December 1, 2020 – November 30, 2023 (fiscal 2021-2023) – just completed
•	December 1, 2021 – November 30, 2024 (fiscal 2022-2024) – active cycle
•	December 1, 2022 – November 30, 2025 (fiscal 2023-2025) – active cycle

Following the completion of Kellogg Company’s separation into two independently traded businesses, the Compensation and Human Capital Committee reviewed the continued inclusion of Kellogg as a relative TSR peer for PSU purposes with reference to typical market practices in similar situations, the plan administrative guidelines and the advice of its independent outside consultant. Given the continued relevance of Kellanova as a peer company, the Committee resolved that it was appropriate to retain Kellogg Company through to the date of separation, and then consider Kellanova performance from that point forward. While it did not influence the Committee’s decision, this approach had no impact on the performance outcome for the cycle concluding its performance period on November 30, 2023.

In respect of the fiscal 2023 award, the Compensation and Human Capital Committee approved a payment of 150%, based on the cumulative net sales growth of 16.6% (8.6 percentage points above the maximum performance goal of 8%), and McCormick’s three-year TSR ranking at the 15th percentile relative to our Peer Group (resulting in a downward modifier of 0.75).

	FY2021–2023 Performance Period
	Sales Growth	Relative TSR		Relative TSR Modifier
		Bottom Two Positions	=	0.50
Threshold	0.0%	25th Percentile	=	0.75
Maximum	8.0%	75th Percentile and above	=	1.25
		Top Two Positions	=	1.50
The performance goals for the other active cycles are as follows:

	FY2022–2024 Performance Period
	Sales Growth	Relative TSR		Relative TSR Modifier
		Bottom Three Positions	=	0.50
Threshold	1.0%	25th Percentile	=	0.75
Maximum	13.0%	75th Percentile and above	=	1.25
		Top Three Positions	=	1.50

	FY2023–2025 Performance Period
	Sales Growth	Relative TSR		Relative TSR Modifier
		Bottom Three Positions	=	0.50
Threshold	3.0%	25th Percentile	=	0.75
Maximum	15.0%	75th Percentile and above	=	1.25
		Top Three Positions	=	1.50

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     38

Back of Contents

If earned, the stock award under the remaining active cycles will be paid no later than the end of February 2025 and February 2026, respectively. As required by SEC rules, the shares that may be paid, if earned, for fiscal 2022-2024 cycle and the fiscal 2023-2025 cycle are reflected in the Stock Awards column of the Summary Compensation Table for years 2022 and 2023, respectively, even though they would not be paid, if at all, until the end of the cycle.

To set appropriately challenging cumulative net sales goals for the LTPP, the Compensation and Human Capital Committee looks externally to Peer Group goals and achievement levels, as well as internally at McCormick’s past performance and long-range plans. To earn a maximum payout in respect of this measure requires performance that exceeds the forecast for the Peer Group. Combining this with relative TSR provides balancing perspectives of performance that often yield different outcomes as summarized below for the prior three cycles:

	Earned Achievement Percent
Performance Cycle	Sales Growth	Relative TSR
FY19-21	200%	100%
FY20-22	200%	75%
FY21-23	200%	75%

Stock Options

Stock option awards are granted at the meeting of the Board of Directors that is held on the same day as our annual stockholders’ meeting. We determined the number of stock options in 2023 to grant by dividing the award cash value by the grant date fair value. The resulting number of options was rounded up to the nearest whole number. The strike price of stock options is equal to the higher of the closing prices of McCormick Common Stock and Common Stock Non-Voting on the date of grant. This methodology is evaluated annually.

The target value of long-term incentive awards is determined annually. In approving long-term incentive award values, the Committee considers compensation data and positioning for comparable roles against our Market Group along with individual and company performance.

While stock options are not considered performance-based, the Compensation and Human Capital Committee believes they provide strong alignment between pay and performance given the requirement for stock price appreciation.

Special Equity Awards

On November 28, 2023, the Compensation and Human Capital Committee and independent members of the full Board collectively approved a special equity award in the form of time-based stock options to our Chief Financial Officer, Mr. Smith. The objective of this special award is to recognize strong performance and retain a tenured leader throughout a time of significant transition. The award was issued on December 1, 2023 with a grant date fair value of approximately $1.0 million, and will be reported in the compensation tables for fiscal 2024, if applicable. This award recognizes his strong performance, and provides an additional retention incentive. The independent members of the Board believe that Mr. Smith’s continued leadership is essential to the successful execution of McCormick’s long-term growth strategy and executive succession.

McCormick Value Creation Acceleration Program

In 2020, the Compensation and Human Capital Committee approved a one-time stock option grant to motivate and reward the next phase of performance and growth. This program includes significant stock price performance objectives through 2025 that at maximum would equate to a doubling of the Company’s market capitalization and creating significant stockholder value.

Participants in the VCAP received a one-time stock option grant with three equally weighted stock price performance objectives triggered by growth of 60%, 80%, and 100% from the closing price of the Company’s Common Stock Non-Voting on the grant date. These performance objectives must be achieved, and sustained, at an average price over thirty trading-days at any time by the end of fiscal year 2025 for any tranche to vest. The awards are also subject to a three-year service period, meaning that if any of the three performance objectives are met during the first three years of the program, the options will not be exercisable until after the service period ends in fiscal year 2023. Any performance objectives that are not achieved by the end of the five-year performance period in 2025, will result in the cancellation of any relevant tranches of this award.

Performance Milestones	Stock Price Target
60% Growth	$ 149.58
80% Growth	$ 168.28
100% Growth	$ 186.98

Based on the Company’s stock price from the date of grant through to the end of fiscal 2023, none of the performance milestones have been achieved at this time.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     39

Back of Contents

2.

Retirement and Other Benefits

Retirement Benefits

We previously provided a tax-qualified defined benefit pension plan in which many of our U.S. employees were eligible to participate. For employees hired prior to December 1, 2000, base salary only is included in the calculation of the pension benefit, while base salary and the annual incentive are included in the calculation of the pension benefit for employees hired on or after December 1, 2000. Effective January 1, 2012, the pension plan was closed to new entrants; however, persons who were employees prior to January 1, 2012 continued to accrue benefits under the pension plan in accordance with its existing terms, before and after January 1, 2012. On January 3, 2017, a decision was made to freeze the pension plan effective December 1, 2018, at which point additional benefits ceased to accrue for all participants.

We also previously provided a supplemental executive retirement plan, or SERP, for a limited number of senior management employees who are age 50 and older, including Messrs. Kurzius and Smith who are the only Named Executive Officers who are participants. On January 3, 2017, a decision was made to also freeze the SERP plan effective February 1, 2017, at which point additional benefits ceased to accrue for participants in the SERP. The Compensation and Human Capital Committee previously had closed the senior executive SERP program to new entrants; however, as is the case with the pension plan, executives who were participating in the senior executive SERP program continued to accrue benefits under the plan in accordance with its existing terms until it was frozen on January 3, 2017. Providing a supplemental retirement benefit has been consistent with comparable organizations and provided a significant retention benefit. The senior executive program contained in McCormick’s SERP provided the participating Named Executive Officers with a credit of one additional month of service for each month of service in the SERP between ages 55 and 60. For the eligible Named Executive Officers hired before December 1, 2000, the SERP also included a significant portion of the executives’ incentive payments in the calculation of the SERP pension benefit in recognition of the fact that a substantial portion of the total compensation for these executives is performance-based compensation, consistent with our compensation policy, and the incentive bonuses for these executives are not included in calculating their benefit under the tax-qualified pension plan. For the eligible Named Executive Officers hired on or after December 1, 2000, the SERP is calculated by multiplying the benefit by a factor based upon the Named Executive Officer’s wage grade at the date of retirement. The long-term cash and equity-based incentive awards described above are not included in the calculation of the SERP benefit.

In connection with the freezing of the SERP and the pension plan, the Company approved (i) the McCormick Non-Qualified Retirement Savings Plan, effective February 1, 2017, and (ii) enhancements to the company’s 401(k) plan, effective December 1, 2018, to provide additional retirement benefits for all U.S. employees, including the Named Executive Officers.

Malcolm Swift participated in the McCormick (UK) Limited Pension & Life Assurance Plan (“UK Pension Plan”), which is a defined benefit, contributory plan, until he elected to withdraw from it in April 2016. The UK Pension Plan was closed in 2003 and frozen on December 31, 2016. Mr. Swift’s inclusion in the UK Pension Plan as an Executive of McCormick UK was requested by the Company and approved by the Trustees of the UK Pension Plan. The UK Pension Plan provides benefits based on the participant’s years of service and the final pensionable salary. As defined in the UK Pension Plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the UK Pension Plan. Mr. Swift will retain benefits accrued up to the date of his withdrawal in accordance with the UK Pension Plan’s terms.

Personal Benefits

The Named Executive Officers received a limited number of personal benefits, including a fixed car allowance and fixed executive benefit allowance for expenses associated with financial planning and wellness. These benefits make up a small portion of the total compensation of our Named Executive Officers and we believe the retention value of these benefits exceeds the cost of such benefits to McCormick. The Company does not provide tax gross-ups for personal benefits, such that these benefits are fully taxable to the recipient.

Company Airplane

McCormick maintains a Company airplane. It is preferred that the CEO and other executives, including the Named Executive Officers, use McCormick’s airplane whenever air travel is required for business purposes. This provides for a more efficient use of their time given the greater likelihood of direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed, and enhances personal security. Spouses, family and other guests generally may accompany the executive on the airplane when the executive is traveling.

If the travel by the executive, spouse, family, or guest does not meet the United States Internal Revenue Service standard for business use, the cost of that travel is imputed as income to the executive and the executive is fully responsible for any associated tax liability. To the extent any travel on the airplane results in imputed income to the Named Executive Officer, the Company does not provide gross-up payments to cover the Named Executive Officer’s personal income tax obligation due to such imputed income. The Company does not incur any incremental out-of-pocket costs when additional passengers accompany an executive on the Company airplane.

Severance Benefits

The Company’s executive officers participate in McCormick’s Severance Plan for Executives (the “Severance Plan”). The Severance Plan provides for severance and other benefits to eligible employees if they experience an involuntary termination without “cause” or a voluntary termination for “good reason,” each as defined in the Severance Plan. An eligible employee who experiences such a termination and executes (and does not revoke) a general release of claims against the Company

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     40

Back of Contents

will receive the payments and benefits described below under “Potential Payments Upon Termination or Change in Control.” The Change in Control features of the Severance Plan are needed to allay the uncertainty that executives can experience while the possibility of a Change in Control exists, thereby allowing them to both operate in the best interests of the Company and stockholders, as well as to remain at the Company through the desired retention period. The Board believes that the Severance Plan allows the Company’s executives to continue effectively executing their management responsibilities without being influenced by the uncertainty of their personal situations. In the event of an involuntary termination outside of a Change in Control situation, we consider these benefits important to attract executive talent to the Company. In addition, they help create a stable work environment in which the executives are provided certain economic benefits in the event their employment is terminated. A general release from claims is required to obtain these benefits, making this a mutually beneficial arrangement.

For additional information on the above benefits, see the “All Other Compensation” column and related footnotes to the Summary Compensation Table.

Performance-Based Compensation and Risk

The Compensation and Human Capital Committee considers risk as well as motivation when establishing performance criteria. During fiscal 2023, the Compensation and Human Capital Committee engaged in a process of reviewing all of the Company’s incentive compensation plans to determine whether the Company’s compensation policies and practices foster risk taking above the level of risk associated with the Company’s business model. In the course of its examination, the Committee evaluated:

•	The balance of performance and the quality and sustainability of performance;
•	The mix between annual and long-term incentives;
•	The relationship between performance criteria for annual and long-term incentive awards;
•	Competitive practices;
•	Share retention requirements;
•	Service period requirements for certain equity awards; and
•	Clawback provisions.

On the basis of this review, the Compensation and Human Capital Committee determined that the Company’s incentive compensation plans are appropriately structured and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Clawback Provisions

The Company has in place two incentive compensation recovery policies. One policy, adopted for purposes of compliance with Section 10D of the Exchange Act and the NYSE listing standards, provides for the mandatory recovery of both cash- and equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement. The other policy, adopted pursuant to the 2022 Plan was approved by stockholders at the 2022 Annual Meeting of Stockholders held on March 30, 2022, and the 2013 Plan, which was replaced by the 2022 Plan, outlines circumstances under which share-based and cash-based awards made under those plans may be forfeited, annulled, and/or reimbursed to McCormick. Such circumstances include:

•	a forfeiture of the gain realized by a participating employee on account of actions taken by the employee in violation of restrictive covenants and other provisions in the award agreements issued under the 2013 Plan or 2022 Plan; and/or
•	finding by the Compensation and Human Capital Committee that a participating employee has been terminated for cause (“cause” means, as determined by the Compensation and Human Capital Committee), (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of, or plea of nolo contender to, a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of those agreements between the participant and McCormick or an affiliate, as specified in the 2013 Plan and 2022 Plan).

Furthermore, if McCormick is required to prepare an accounting restatement due to the material noncompliance of McCormick, as a result of misconduct, with any financial reporting requirement under the securities laws, then (i) the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and (ii) any participant who (a) knowingly engaged in the misconduct, (b) was grossly negligent in engaging in the misconduct, (c) knowingly failed to prevent the misconduct, or (d) was grossly negligent in failing to prevent the misconduct, is required to reimburse McCormick the amount of any payment in settlement of an award earned or accrued under the 2013 Plan or 2022 Plan during the twelve month period following the public issuance or Exchange Act filing (whichever first occurred) of the financial document that contained such material noncompliance.

In addition, any award granted pursuant to the 2013 Plan or 2022 Plan shall be subject to mandatory repayment by the participant to McCormick to the extent the participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, regulation or stock exchange listing standard, or (b) any law, rule, regulation or stock exchange listing standard that imposes mandatory recoupment under the circumstances set forth in such law, rule, regulation or listing standard.

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     41

Back of Contents

Stock Ownership Guidelines for Executive Officers

We believe our executive officers should be invested in the success of the organization they lead, and thus the Compensation and Human Capital Committee adopted stock ownership guidelines in 2004. These guidelines act as an additional risk mitigation tool as they result in a meaningful long-term interest in McCormick’s future success.

Annually, the Committee reviews our stock ownership guidelines as compared to those of the Market Group companies. Based upon its most recent review, the Committee concluded that no changes were necessary to the previously established guidelines, which are as follows:

Multiple of Base Pay
CEO	6.0x
Executive Vice President and executive officers serving as Presidents	3.0x
All Other Executive Officers	2.0x

Shares owned by an executive officer include Common Stock allocated to the officer’s 401(k) plan account as well as other shares which are beneficially owned, directly or indirectly, by the officer, but do not include shares available under vested but unexercised options.

All executive officers have five years from their appointment as an executive officer to meet these guidelines, and their stock ownership is reviewed annually by the Compensation and Human Capital Committee. Based on the closing price of the Common Stock on the Record Date, all of our Named Executive Officers satisfy the guidelines with the exception of Ms. Piper who has until December 2027 to meet the requirements.

Performance-Based Compensation – Section 162(m)

The Compensation and Human Capital Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the Named Executive Officers in the U.S., under Section 162(m) of the Internal Revenue Code. While the Committee considers deductibility as a factor in its compensation determinations, the Committee’s executive compensation philosophy and practices also take into account many other considerations, as explained more thoroughly above.

Pursuant to Section 162(m), compensation paid to certain executive officers in excess of $1,000,000 in any year is not deductible. However, before the effective date of the 2017 tax reform legislation, amounts in excess of $1,000,000 were deductible if they qualified as “performance-based compensation.” This “performance-based compensation” exception was eliminated as part of the 2017 tax reform legislation. Accordingly, awards made after November 2, 2017, are not eligible for this “performance-based compensation” exception.

Nonetheless, the Committee continues to believe it is important to align the interests of the executive officers with those of the stockholders by imposing performance criteria on certain elements of compensation, notwithstanding that such alignment is no longer relevant to the deductibility of the compensation.

Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee of the Board of Directors has reviewed the foregoing Compensation Discussion and Analysis with management and, based on these reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in McCormick’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023, and in this proxy statement.

Submitted by:	Compensation and Human Capital Committee
W. Anthony Vernon, Chair
Michael D. Mangan
Margaret M.V. Preston
Jacques Tapiero

McCORMICK & COMPANY, INCORPORATED • 2024 Proxy Statement     42

Back of Contents

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation earned during the applicable fiscal year by individuals serving as our CEO and CFO during fiscal 2023, and each of the other three most highly compensated executive officers of McCormick who were executive officers as of the end of fiscal 2023.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Brendan M. Foley President and Chief Executive Officer	2023	953,558	1,200,028	1,200,010	1,720,590	—	138,988	5,213,172
	2022	851,827	1,000,067	1,000,020	99,679	—	203,010	3,154,602
	2021	789,615	950,040	950,001	991,164	—	232,212	3,913,033
Lawrence E. Kurzius Executive Chairman	2023	1,250,000	4,300,085	4,300,015	2,591,250	—	160,784	12,602,133
	2022	1,250,000	4,300,055	4,300,024	103,292	—	472,664	10,426,035
	2021	1,250,000	4,050,045	4,050,014	2,751,229	—	617,368	12,718,656
Michael R. Smith Executive Vice President and Chief Financial Officer	2023	768,846	1,200,028	1,200,010	1,071,050	—	117,960	4,357,893
	2022	741,346	1,150,047	1,150,018	41,317	—	197,986	3,280,713
	2021	709,423	1,100,008	1,100,003	1,063,808	—	210,306	4,183,548
Sarah J. Piper(5) Chief Human Relations Officer	2023	473,308	375,062	375,003	459,515	—	93,992	1,776,880

Jeffery D. Schwartz Vice President, General Counsel and Secretary	2023	642,692	850,027	850,007	763,555	—	93,382	3,199,663
	2022	623,077	800,036	800,007	29,500	—	150,301	2,402,921
	2021	592,692	750,022	750,006	760,806	—	147,921	3,001,448
Malcolm Swift(6) Executive Vice President, Global Flavor Solutions and Chief Administrative Officer	2023	696,893	850,027	850,007	995,113	—	86,829	3,478,868
	2022	614,958	800,036	800,007	55,799	—	79,421	2,350,221
	2021	655,392	750,022	750,006	1,203,399	71,715	90,183	3,520,717

(1)	The Salary and Non-Equity Incentive Plan Compensation columns include amounts deferred at the election of the Named Executive Officer. For more information on the amount of cash compensation deferred for each Named Executive Officer during fiscal 2023, see the “Non-Qualified Deferred Compensation Table” below.
(2)	We are required to report the equity awards made under the LTPP at the beginning of the three-year LTPP cycle, even though it will not be paid (if at all) until the end of the cycle. The amounts shown assume performance at target. The equity awards are paid only if performance conditions are met, and the final payment amount will range from 0% to 300% of the stated target. Refer to the “Grants of Plan-Based Awards” table below for the threshold, target, and maximum amounts that can be earned. Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 related to the equity component of the FY2021-FY2023, FY2022-FY2024 and FY2023-FY2025 LTPP cycles. For a discussion of the assumptions used in determining these values, see Note 12 to our 2023 financial statements.
(3)	Amounts represent the actuarial change in the present value of the Named Executive Officer’s benefit under our defined benefit pension plan and SERP. While these amounts appear as a lump sum, the normal form of payment is an annuity and the plan does not currently allow a lump sum payment for these benefits. The pension number reported is an accounting value and was not realized by the Named Executive Officer during the relevant year. Mr. Foley is not eligible for the Pension Plan or SERP. The total pension value changes for the Named Executive Offer’s benefits under the defined benefit pension plan and SERP were negative for 2023: for Mr. Kurzius ($260,883), for Mr. Smith ($40,350), for Ms. Piper ($4,409), for Mr. Schwartz ($8,068), and for Mr. Swift ($0).

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     43

Back of Contents
(4)	Amounts shown for fiscal 2023 are made up of the following:

Name	Executive Auto Allowance	Executive Benefit Allowance	Executive Financial Counseling Program	Excess Liability Policy (Annual Premiums)	Employer Matching Funds under McCormick 401(k) Plan	Company Contributions to Deferred Compensation Accounts*	Profit Sharing	Cash in Lieu of Pension**
Brendan M. Foley	$22,000	$17,000	$15,122	$607	$16,500	$36,162	$31,597	—
Lawrence E. Kurzius	$22,000	$17,000	$12,913	$607	$16,500	$51,165	$40,599	—
Michael R. Smith	$22,000	$17,000	$13,778	$607	$16,500	$23,859	$24,215	—
Sarah J. Piper	$21,154	$16,346	$13,232	$607	$16,500	$10,158	$15,995	—
Jeffery D. Schwartz	$22,000	$17,000	$0	$607	$16,500	$17,110	$20,166	—
Malcolm Swift	$18,317	$22,739	$0	$0	$0	$0	$0	$45,774

*	See discussion below under “Non-Qualified Deferred Compensation.”
**	Amount shown for Mr. Swift reflects a cash allowance in the amount of £3,020 per month, which began in April 2016 and continued on a monthly basis through fiscal 2023 (converted to U.S. dollars of $45,774 for fiscal 2023, see footnote (5) below). This allowance was provided due to legislative changes to UK pension laws in 2016 that resulted in limitations of accrued pension benefits for both the annual and lifetime allowances for many highly-compensated participants. As a result, Mr. Swift elected to withdraw from the UK Pension Plan in April 2016. Consistent with UK market practice and in order to continue to provide him with a competitive level of benefit (since he no longer accrues retirement benefits in the McCormick Plans), Mr. Swift was provided this cash allowance.

(5)	Ms. Piper’s compensation information is not included for fiscal years 2022 and 2021 because she was not a Named Executive Officer (or Section 16 officer) until fiscal 2023.
(6)	Mr. Swift retired effective November 30, 2023. Mr. Swift was located in the U.K., and, while the amounts shown in the table and accompanying footnotes are expressed in U.S. dollars, certain components of his compensation were paid in British pounds. These components were converted to U.S. dollars using the exchange rate of 1.26325 as of November 30, 2023, the last business day of the Company’s fiscal year.

Narrative to the Summary Compensation Table

McCormick does not maintain any employment agreements with the Named Executive Officers or other executive officers, except where required by law. In addition, dividends are not accrued or paid on unexercised unvested equity awards. The Company does not provide tax gross-ups for personal benefits or for the use of the Company airplane by Named Executive Officers.

As required under U.K. law, Mr. Swift had an employment agreement with the Company. The terms of Mr. Swift’s employment agreement included base salary, notice of eligibility to participate in a bonus scheme operated by McCormick, eligibility to participate in the UK Pension Plan (which has been closed to new entrants), Group Income Protection and Private Medical Insurance and receive the automobile and executive allowances. The agreement also included “notice to terminate employment” requirements for McCormick and Mr. Swift as well as “post termination obligations” of non-competition and non-solicitation.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     44

Back of Contents

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards by McCormick during fiscal 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)(3)		Target ($)		Maximum ($)		Threshold (#)		Target (#)(4)		Maximum (#)		Stock or Units (#)	Underlying Options (#)(4)	Option Awards ($/Sh)(5)	Option Awards ($)
Brendan M. Foley	—	373,500	(1)	1,245,000	(1)	2,490,000	(1)	—		—		—		—	—	—	—
	12/1/2022	—		—		—		3,544	(2)(3)	14,174	(3)	42,522	(3)	—	—	—	1,200,028	(6)
	3/29/2023	—		—		—		—		—		—		—	62,016	81.79	1,200,010	(7)
Lawrence E. Kurzius	—	562,500	(1)	1,875,000	(1)	3,750,000	(1)	—		—		—		—	—	—	—
	12/1/2022	—		—		—		12,698	(2)(3)	50,790	(3)	152,370	(3)	—	—	—	4,300,085	(6)
	3/29/2023	—		—		—		—		—		—		—	222,223	81.79	4,300,015	(7)
Michael R. Smith	—	232,500	(1)	775,000	(1)	1,550,000	(1)	—		—		—		—	—	—	—
	12/1/2022	—		—		—		3,544	(2)(3)	14,174	(3)	42,522	(3)	—	—	—	1,200,028	(6)
	3/29/2023	—		—		—		—		—		—		—	62,016	81.79	1,200,010	(7)
Sarah J. Piper	—	99,750	(1)	332,500	(1)	665,000	(1)	—		—		—		—	—	—	—
	12/1/2022	—		—		—		1,108	(2)(3)	4,430	(3)	13,290	(3)	—	—	—	375,062	(6)
	3/29/2023	—		—		—		—		—		—		—	19,380	81.79	375,003	(7)
Jeffery D. Schwartz	—	165,750	(1)	552,500	(1)	1,105,000	(1)	—		—		—		—	—	—	—
	12/1/2022	—		—		—		2,510	(2)(3)	10,040	(3)	30,120	(3)	—	—	—	850,027	(6)
	3/29/2023	—		—		—		—		—		—		—	43,928	81.79	850,007	(7)
Malcolm Swift	—	216,016	(1)	720,053	(1)	1,440,105	(1)	—		—		—		—	—	—	—
	12/1/2022	—		—		—		2,510	(2)(3)	10,040	(3)	30,120	(3)	—	—	—	850,027	(6)
	3/29/2023	—		—		—		—		—		—		—	43,928	81.79	850,007	(7)

(1)	Amounts shown represent the threshold, target and maximum amounts that could have been earned for fiscal 2023 by each Named Executive Officer under our annual performance-based incentive compensation plan. The actual amounts earned by each Named Executive Officer are included in the fiscal 2023 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)	Amounts shown represent the minimum amounts payable or shares earned if the threshold performance goals are achieved. No payments will be made or shares issued for performance below the threshold level.
(3)	Amounts represent the threshold, target and maximum amount (in shares) that could be earned under the FY2023-FY2025 LTPP cycle.
(4)	Amounts shown include awards of stock options under the 2022 Plan. Stock options granted in 2023 will vest ratably over three years (subject to certain acceleration provisions, as discussed under “Potential Payments upon Termination or Change in Control” below).
(5)	The strike price of the stock options is equal to the higher of the closing prices of McCormick’s Common Stock and Common Stock Non-Voting on the grant date.
(6)	Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 related to the FY2023-FY2025 LTPP cycle based on the target amount payable if the performance conditions are met. For a discussion of the assumptions used in determining these values, see Note 12 to our 2023 financial statements.
(7)	Amounts shown represent the grant date fair value of performance stock options granted for each Named Executive Officer. For a discussion of the assumptions used in determining these values, see Note 12 to our 2023 financial statements.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     45

Back of Contents

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by each Named Executive Officer as of November 30, 2023.

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Strike Price ($)	Option Expiration Date		Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Brendan M. Foley	11/30/20			78,056	(1)	93.49	11/30/2030	(2)	12/01/22	28,348	(7)	1,837,801
	03/29/23	0	62,016			81.79	3/29/2033	(4)	12/01/21	17,474	(8)	1,132,839
	03/30/22	15,056	30,112			97.26	3/30/2032	(5)
	03/31/21	34,494	17,249			89.16	3/31/2031	(6)
	04/01/20	32,040	0			69.31	4/1/2030
	03/27/19	29,082	0			73.70	3/27/2029
	03/28/18	34,484	0			52.98	3/27/2028
	03/29/17	68,144	0			49.03	3/28/2027
	03/30/16	57,144	0			49.96	3/29/2026
Lawrence E. Kurzius	11/30/20			177,399	(1)	93.49	11/30/2030	(2)	12/01/22	101,580	(7)	6,585,431
	03/29/23	0	222,223			81.79	3/29/2033	(4)	12/01/21	75,132	(8)	4,870,808
	06/30/22	5,935	11,871			83.25	6/30/2032	(3)
	03/30/22	59,456	118,912			97.26	3/30/2032	(5)
	03/31/21	147,058	73,531			89.16	3/31/2031	(6)
	04/01/20	120,620	0			69.31	4/1/2030
	03/27/19	109,052	0			73.70	3/27/2029
	03/28/18	128,080	0			52.98	3/27/2028
	03/29/17	255,538	0			49.03	3/28/2027
	03/30/16	200,000	0			49.96	3/29/2026
	03/25/15	80,000	0			38.15	3/24/2025
Michael R. Smith	11/30/20			78,056	(1)	93.49	11/30/2030	(2)	12/01/22	28,348	(7)	1,837,801
	03/29/23	0	62,016			81.79	3/29/2033	(4)	12/01/21	20,094	(8)	1,302,694
	03/30/22	17,314	34,629			97.26	3/30/2032	(5)
	03/31/21	39,942	19,971			89.16	3/31/2031	(6)
	04/01/20	30,156	0			69.31	4/1/2030
	03/27/19	27,264	0			73.70	3/27/2029
	03/28/18	24,632	0			52.98	3/27/2028
	03/29/17	42,590	0			49.03	3/28/2027
	03/30/16	20,000	0			49.96	3/29/2026
Sarah J. Piper	11/30/20			5,677	(1)	93.49	11/30/2030	(2)	12/01/22	8,860	(7)	574,394
	03/29/23	0	19,380			81.79	3/29/2033	(4)	12/01/21	1,398	(8)	90,632
	03/30/22	903	1,808			97.26	3/30/2032	(5)	03/30/22	424	(10)	27,488
	03/31/21	1,452	727			89.16	3/31/2031	(6)	03/31/21	155	(11)	10,049
	04/01/20	3,770	0			69.31	4/1/2030
	03/27/19	1,818	0			73.70	3/27/2029
	03/28/18	2,464	0			52.98	3/27/2028
	03/29/17	1,724	0			49.03	3/28/2027

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     46

Back of Contents
	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Strike Price ($)	Option Expiration Date		Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Jeffery D. Schwartz	11/30/20			53,220	(1)	93.49	11/30/2030	(2)	12/01/22	20,080	(7)	1,301,786
	03/29/23	0	43,928			81.79	3/29/2033	(4)	12/01/21	13,979	(8)	906,259
	03/30/22	12,044	24,090			97.26	3/30/2032	(5)
	03/31/21	27,232	13,618			89.16	3/31/2031	(6)
	04/01/20	18,848	0			69.31	4/1/2030
	03/27/19	14,542	0			73.70	3/27/2029
	03/28/18	17,242	0			52.98	3/27/2028
	03/29/17	33,552	0			49.03	3/28/2027
	3/30/2016	40,000	0			49.96	3/29/2026
Malcolm Swift	11/30/20			53,220	(1)	93.49	11/30/2030	(2)	12/01/22	20,080	(7)	1,301,786
	03/29/23	43,928	0			81.79	3/29/2033		12/01/21	13,979	(8)	906,259
	03/30/22	36,134	0			97.26	3/30/2032
	03/31/21	40,850	0			89.16	11/30/2028
	04/01/20	24,502	0			69.31	11/30/2028
	03/27/19	21,812	0			73.70	11/30/2028
	03/28/18	24,632	0			52.98	3/27/2028
	03/29/17	56,786	0			49.03	3/28/2027
	03/30/16	57,144	0			49.96	3/29/2026

(1)	In accordance with SEC rules, the amounts shown represent the threshold amounts of the equity award under the “VCAP” program because the cumulative performance for fiscal years 2023, 2022, 2021 and 2020 did not exceed the threshold performance condition for the program. See discussion above under “Compensation Discussion and Analysis.”
(2)	Any performance objectives that are not achieved by November 30, 2025, will result in the cancellation of any relevant tranches of the performance stock options.
(3)	The remaining unvested stock options will vest in equal increments on June 30, 2024 and 2025.
(4)	The remaining unvested stock options will vest in equal increments on March 29 of 2023, 2024 and 2025.
(5)	The remaining unvested stock options will vest in equal increments on March 30 of 2024 and 2025.
(6)	The remaining unvested stock options will vest in equal increments on March 31 of 2024.
(7)	In accordance with SEC rules, the amounts shown represent the maximum amounts, as modified by the Relative TSR Modifier, of the equity award under the FY2023-FY2025 LTPP cycle because our fiscal 2023 sales performance exceeds the target performance measure established for this LTPP cycle, while the Relative TSR Modifier did not exceed the target performance measure established for this LTPP cycle for fiscal 2023.
(8)	In accordance with SEC rules, the amounts shown represent the maximum amounts, as modified by the Relative TSR Modifier, of the equity award under the FY2022-FY2024 LTPP cycle because our cumulative sales performance for fiscal years 2023 and 2022 exceeded the target performance measure established for this LTPP cycle, while the Relative TSR Modifier did not exceed the target performance measure established for this LTPP cycle for fiscal years 2023 and 2022 cumulatively.
(9)	In accordance with SEC rules, the amounts shown in the table are based on the closing market price of our Common Stock Non-Voting on November 30, 2023 (the last business day of our fiscal year) of $64.83.
(10)	Ms. Piper was granted 636 RSUs on March 30, 2022, 212 shares of which vested on March 15, 2023 with another 212 shares to vest on March 15, 2024 with the remaining 212 to vest on March 15, 2025. See discussion above under “Compensation Discussion and Analysis.”
(11)	Ms. Piper was granted 463 RSUs on March 31, 2021, 154 shares of which vested on March 15, 2022 and 2023 with the remaining 155 shares to vest on March 15, 2024.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     47

Back of Contents

Option Exercises and Stock Vested in Last Fiscal Year

The following table sets forth equity awards exercised and/or vested during fiscal 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Brendan M. Foley	0	0	37,465	2,828,976
Lawrence E. Kurzius	39,906	2,080,499	73,393	4,813,460
Michael R. Smith	0	0	19,761	1,294,950
Sarah J. Piper	0	0	1,911	128,185
Jeffery D. Schwartz	6,200	246,871	13,364	875,062
Malcolm Swift	0	0	13,736	901,764

(1)	The amounts shown reflect shares that vested for each Named Executive Officer as detailed in the table below, including shares awarded for the awards made under the FY2021-FY2023 LTPP cycle. The amounts shown for the value of these shares are calculated based on the closing market price of our Common Stock Non-Voting on the vesting date of $64.83, which was November 30, 2023 (the last business day of our fiscal year). For the remaining RSUs, the value realized on vesting is calculated based on the closing market price of McCormick Common Stock on the date of vesting, multiplied by the number of vested shares, while the actual value realized by each Named Executive Officer is after payment of related taxes and fees.

			RSUs			Special Equity Awards
Name	LTPP Cycle FY21-FY23	LTPP Cycle FY21-FY23 Value at FYE	Shares	Value Realized on Vesting	Actual Value Realized	Shares	Value Realized on Vesting	Actual Value Realized
Brendan M. Foley	15,347	$994,946	2,118	$152,030	$82,116	20,000	$1,682,000	$869,594
Lawrence E. Kurzius	65,423	$4,241,373	7,970	$572,087	$309,156	—	—	—
Michael R. Smith	17,769	$1,151,964	1,992	$142,986	$77,451	—	—	—
Sarah J. Piper	1,293	$83,825	618	$44,360	$29,502	—	—	—
Jeffery D. Schwartz	12,116	$785,480	1,248	$89,581	$59,721	—	—	—
Malcolm Swift	12,116	$785,480	1,620	$116,284	$61,587	—	—	—

Retirement Benefits

Pension Plan and Supplemental Executive Retirement Plan

McCormick’s U.S. tax-qualified pension plan for employees in the U.S. is a defined benefit, non-contributory plan. Similar to all other participants in the plan, Messrs. Kurzius, Smith, and Schwartz and Ms. Piper are eligible to participate in the plan. Mr. Foley is not eligible for the U.S. plan. Mr. Swift is also not eligible for the U.S. plan, but participated in the UK Pension Plan described below until he elected to withdraw from it in April 2016. The normal retirement age pursuant to the pension plan is 65, however a participant may retire as early as 55 with their benefits reduced 5/12 of 1% per month for each month that the participant is less than age 65. As of November 30, 2023, Mr. Kurzius was eligible for early retirement with reduced benefits. Effective January 1, 2012, the pension plan was closed to new entrants; however, persons who were employees prior to January 1, 2012 continued to accrue benefits under the pension plan in accordance with its existing terms after January 1, 2012.

Additionally, on January 3, 2017, a decision was made to freeze the U.S. tax-qualified pension plan effective December 1, 2018, at which point additional benefits ceased to accrue.

The plan provides benefits (which are reduced by an amount equal to 50% of the participant’s Social Security benefit for those employees hired before December 1, 2000) based on the participant’s years of service and the highest average compensation over a period of five consecutive years. As defined in the plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the plan (generally after one year of employment with McCormick). However, if a participant experiences a total and permanent disability prior to age 65, the participant’s benefit will be based upon the participant’s years of service as if he or she had served to the later of age 65 or five years after the total disability

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     48

Back of Contents

and compensation as of the date of the total and permanent disability. Also as defined in the pension plan, “highest average compensation” means base pay only for employees hired prior to December 1, 2000, and base pay and annual incentive bonus for employees hired on or after December 1, 2000. Mr. Smith was hired prior to December 1, 2000. Messrs. Kurzius and Schwartz and Ms. Piper were hired after December 1, 2000.

McCormick’s pension plan for employees based in the U.K. is the UK Pension Plan, which is a defined benefit, contributory plan. The UK Pension Plan was closed in 2003 and all benefits under it were frozen from December 31, 2016. The normal retirement age pursuant to the UK Pension Plan is 65; however, a participant may retire as early as age 55 with a reduction in benefit entitlement based on Actuarial tables. The UK Pension Plan provides benefits based on the participant’s years of service and the final pensionable salary (i.e., base pay less Basic State Pension offset). As defined in the UK Pension Plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the UK Pension Plan. Mr. Swift’s inclusion in the UK Pension Plan as an Executive of McCormick UK was requested by the Company and approved by the Trustees of the UK Pension Plan where he remained an active member until he elected to withdraw from it in April 2016.

Mr. Kurzius also participates in the senior executive program of the supplemental executive retirement plan (“SERP”), which was adopted in 1979, while Mr. Smith participates in the executive program of the SERP. As noted above, the Compensation and Human Capital Committee closed the senior executive SERP program to new entrants and, on January 3, 2017, a decision was made to freeze the SERP effective February 1, 2017, for all participants, at which point additional benefits ceased to accrue for participants in the SERP, including the above Named Executive Officers. The SERP provided a limited group of senior executives age 50 and older with an inducement to retire before age 65 by providing participating executives with an additional month of service credit for each month of service in the SERP between ages 55 and 60. For participants hired prior to December 1, 2000, the SERP includes a significant portion of the executives’ annual bonuses in the calculation of pension benefits. Specifically, the calculation of average monthly earnings includes 90% of 1/12 of the average of the five highest annual bonuses payable for any five of the ten calendar years immediately preceding termination. For participants hired on or after December 1, 2000, the SERP is calculated by multiplying the benefit amount by a factor based upon the Named Executive Officer’s wage grade at the date of retirement.

The following table sets forth the accumulated benefit payable upon retirement to each of the Named Executive Officers pursuant to our defined benefit plans and the SERP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Brendan M. Foley(3)	Pension Plan	—	—	—
	SERP	—	—	—
Lawrence E. Kurzius	Pension Plan	13 yrs. 10 mos.	380,595	0
	SERP	16 yrs. 1 mo.	3,129,284	0
Michael R. Smith	Pension Plan	26 yrs. 6 mos.	1,135,462	0
	SERP	24 yrs. 8 mos.	1,357,091	0
Sarah J. Piper(4)	Pension Plan	6 yrs. 8 mos.	47,371	0
	SERP	—	—	—
Jeffery D. Schwartz(4)	Pension Plan	9 yrs. 5 mos.	144,232	0
	SERP	—	—	—
Malcolm Swift(5)	UK Pension Plan	11 yrs. 1 mo.	783,215	0

(1)	Represents the number of years of service credited to the Named Executive Officer under the respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2023 financial statements (November 30, 2023). Actual years of service are as follows: Mr. Kurzius – 18 yrs, 11 mos; Mr. Smith – 32 yrs, 6 mos; Mr. Foley – 9 yrs, 6 mos; Ms. Piper - 12 yrs, 8 mos; Mr. Schwartz – 15 yrs, 5 mos; and Mr. Swift – 18 yrs, 11 mos. The difference in Mr. Kurzius’ credited service between the two plans is due to the additional credit provided by the SERP for each month of service in the Plan after age 55. The difference in Mr. Smith’s credited service between the two plans is due to the SERP being frozen as of February 1, 2017.
(2)	Amounts represent the actuarial present value of the Named Executive Officer’s accumulated benefit under each respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2023 financial statements. For a discussion of the assumptions used in this valuation, see Note 11 to our fiscal 2023 financial statements. All assumptions are the same for purposes of the above calculation, other than the assumed retirement age is age 62, the earliest age at which the executives may retire with unreduced benefits.
(3)	Mr. Foley is not eligible for the Pension Plan or SERP.
(4)	Ms. Piper and Mr. Schwartz did not meet the requisite criteria for inclusion in the SERP prior to its closing.
(5)	As noted previously, Mr. Swift elected to withdraw from the UK Pension Plan in April 2016.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     49

Back of Contents

Non-Qualified Deferred Compensation

Effective January 1, 2000, McCormick adopted a deferred compensation plan, which was subsequently incorporated into a similar deferred compensation plan effective January 1, 2005 (collectively, the “DCP”), that allowed a limited number of management employees in the U.S., including each of the Named Executive Officers, to defer up to 80% of their base salary and up to 80% of their annual incentive each year. These percentages were chosen to provide maximum deferral flexibility while requiring sufficient non-deferral salary out of which federal withholding and certain other payroll-based items could be funded. McCormick made no contributions to the plan.

Effective January 1, 2014, McCormick adopted a Defined Contribution Restoration Plan (“DCRP”), which provided deferred compensation for a select group of management employees (hired on or after January 1, 2012), including eligible Named Executive Officers. The plan restored benefits that would have accrued under the McCormick 401(k) Retirement Plan, but were restricted due to the limits on compensation imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code. Employees were not able to contribute to the DCRP. Annually, the Company made a profit sharing contribution to the participant’s account equal to 3% of eligible compensation in excess of the limits imposed by the Internal Revenue Service. On January 3, 2017, and in connection with the establishment of the Non-Qualified Retirement Savings Plan, a decision was made to freeze the current DCRP effective February 1, 2017.

Company contributions to the DCRP vest in increments of 10% per year beginning when the participant reaches age 50 and is fully vested at age 60. Any unvested contributions are forfeited upon separation. If the separation is the result of a change in control, disability, death, constructive discharge or discharge by the Company without cause, the participant’s account balance is deemed to be vested. In most cases, the DCRP vested account balance is paid as a lump sum six months after the participant’s retirement or termination of employment. If the separation is a result of disability, change in control or death, the lump sum is paid upon separation.

In light of the aforementioned freezing of the SERP and defined benefit pension plan, on January 3, 2017, McCormick adopted amendments to the DCP establishing a Non-Qualified Retirement Savings Plan (the “NQRSP”), effective February 1, 2017, to provide for additional retirement benefits for certain employees, including the Named Executive Officers. Under the NQRSP, certain management employees in the U.S., including the Named Executive Officers, may defer up to 80% of their total cash compensation (base salary and annual incentive bonus). Employees are permitted to elect separate deferral percentages for the amounts of such compensation up to the annual compensation limit established by the IRS for the 401(k) plan, currently $330,000 for 2023 (the “IRS Limit”) and the amounts of compensation in excess of the IRS Limit. Since 2018, McCormick makes a matching contribution to the deferred compensation account of eligible employees who defer compensation above the IRS Limit up to 4% of such amount for the 2018 calendar year and up to 5% of such amount thereafter. Additionally, employees, including the Named Executive Officers receive an annual contribution by McCormick into their deferred compensation account equal to 3% of the compensation amount in excess of the IRS Limit.

In most cases, deferred amounts plus earnings in the NQRSP are paid upon the participant’s retirement or termination of employment. For deferrals made prior to 2005, upon a participant’s termination of employment, the plan balance is paid on a lump-sum basis. Upon retirement, the plan balance is paid in either a lump sum or in 5-, 10-, 15-, or 20-year installments based on the participant’s election made at the time of the deferral. For deferrals made in 2005 and beyond, the plan balance is paid six months following retirement or termination in either a lump sum or in 5-, 10-, 15-, or 20-year installments based on the participant’s election made at the time of the deferral. Account balances under the plan are generally held in a “rabbi” trust and, until distributed to the participants, are available to satisfy the claims of McCormick’s creditors.

For all plan participants, including each of the participating Named Executive Officers, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives. With limited exceptions, these fund alternatives are the same as those available under the McCormick 401(k) Retirement Plan. Participants may generally elect to change their fund choices at any time (there are certain restrictions applicable to participants who are subject to Section 16 of the Exchange Act).

Mr. Swift was not eligible to participate in the NQRSP, and there is no comparable plan in the U.K.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     50

Back of Contents

The following table sets forth the Named Executive Officers’ contributions, McCormick contributions, account earnings and aggregate balance under the non-qualified deferred compensation plans as of November 30, 2023.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)		Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Brendan M. Foley	43,394	59,590	(5)	(81,748)	0	1,176,579
Lawrence E. Kurzius	270,658	83,306	(6)	1,145,256	0	17,077,200
Michael R. Smith	80,718	39,126	(7)	(51,957)	0	2,922,467
Sarah J. Piper	12,189	16,928	(8)	(31,285)	0	126,930
Jeffery D. Schwartz	20,532	28,172	(9)	62,469	0	750,286
Malcolm Swift(10)	—	—		—	—	—

(1)	Amounts represent deferrals of compensation by each respective Named Executive Officer during fiscal 2023 as follows: Mr. Foley - $43,394 (salary), $0 (non-equity incentive plan compensation); Mr. Kurzius - $250,000 (salary), $20,658 (non-equity incentive plan compensation); Mr. Smith - $76,587 (salary), $4,132 (non-equity incentive plan compensation); Ms. Piper - $12,189 (salary), $0 (non-equity incentive plan compensation); and Mr. Schwartz - $20,532 (salary), $0 (non-equity incentive plan compensation). The salary amounts are included with the “Salary” column of the “Summary Compensation Table” above. The non-equity incentive plan compensation amounts are fiscal 2022 annual incentive compensation that was paid during fiscal 2023 and thus are not included in the Summary Compensation Table for fiscal 2023. The “Executive Contributions in Last Fiscal Year” column does not include executive contributions made in fiscal 2024 relating to non-equity incentive plan compensation earned in fiscal 2023.
(2)	As described above under “Non-Qualified Deferred Compensation,” amounts represent a 3% profit sharing above the IRS Limit and a Non-Qualified Retirement Savings Plan (NQRSP) match contribution. These non-elective contributions were earned in fiscal 2023 and deposited into the Named Executive Officers’ respective NQRSP accounts in January 2024.
(3)	Non-qualified deferred compensation earnings are not above-market or preferential and therefore these amounts are not reported in the “Summary Compensation Table” above.
(4)	Of these amounts, the following deferred amounts (from salary and/or bonus) are included in the Summary Compensation Table above (either as fiscal 2021, 2022 or 2023 compensation) for each Named Executive Officer: Mr. Foley - $249,987; Mr. Kurzius - $2,001,758; Mr. Smith - $455,637; Ms. Piper - $49,621; and Mr. Schwartz - $149,179.
(5)	Mr. Foley amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $36,162 and a 3% Profit Sharing (above the IRS Limit) estimated at $23,428. Mr. Foley is the only Named Executive Officer eligible for the Defined Contribution Restoration Plan (DCRP), which was frozen as of February 1, 2017. As of November 30, 2023, there was a balance of $50,908 in his DCRP account.
(6)	Mr. Kurzius amounts represent the following - Company contributions include a match into the Non-Qualified Retirement Savings Plan of $51,165, and 3% Profit Sharing (above the IRS Limit) estimated at $32,141.
(7)	Mr. Smith amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $23,859, and 3% Profit Sharing (above the IRS Limit) estimated at $15,267.
(8)	Ms. Piper amounts represent the following the following - Company contributions include a match into the Non-Qualified Retirement Savings Plan of $10,158 and a 3% Profit Sharing (above the IRS Limit) estimated at $6,770.
(9)	Mr. Schwartz amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $17,110 and a 3% Profit Sharing (above the IRS Limit) estimated at $11,062.
(10)	Mr. Swift was not eligible to participate in the non-qualified deferred compensation plan, and there are no similar plans in the U.K.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     51

Back of Contents

Potential Payments Upon Termination or Change in Control

Similar to all McCormick employees, upon termination without cause, each Named Executive Officer may be entitled to receive the following payments and benefits:

•	a lump sum payment equal to his or her accrued but unused vacation time;
•	post-employment health benefits for the remainder of the calendar month of departure and optional benefits payable under the Consolidated Omnibus Benefits Reconciliation Act for up to 18 months following termination;
•	in the event of a termination of employment due to total and permanent disability, a monthly payment equal to 50% of salary minus 50% of the Social Security payment received, paid in equal monthly installments until the executive attains age 65; and
•	in the event of death before termination or retirement, a one-time benefit is paid to his or her beneficiary in an amount equal to the executive’s base salary, subject to a limit of $500,000.

In addition, upon termination of employment, including retirement, the applicable Named Executive Officers are entitled to receive their respective balances pursuant to the nonqualified deferred compensation plan, as described above under “Non-Qualified Deferred Compensation.”

Additionally, the Company’s executive officers participate in McCormick’s Severance Plan for Executives (the “Severance Plan”).

The Severance Plan provides for severance and other benefits to eligible employees under two situations: (i) if they experience an involuntary termination without “cause” or a voluntary termination for “good reason,” each as defined in the Severance Plan; or (ii) in the event of a termination as described above that occurs within six months before a “change in control” or within two years after a “change in control” as defined in the Severance Plan. An eligible employee who experiences such termination and executes (and does not revoke) a general release of claims against the Company will receive the following payments and benefits:

Element	Termination Without “Cause” or For “Good Reason” Under Change in Control	Termination Without “Cause” or For “Good Reason” NOT Under Change in Control
Cash Severance	CEO = 2.5X	CEO = 1.5X
(Base + Annual Incentive)	All Others = 2.0X	All Others = 1.0X
	using full year incentive at target	using full year incentive at target
Long-Term Performance Plan	Full vesting of all open cycles, pay at target	Pro-rata vesting at actual performance level
Equity Awards	Full vesting of all equity awards	Immediate vesting for equity awards that would have vested during the severance period; exercise of options within 1 year (1.5 years for CEO)
Annual Incentive	Pay pro-rata at target	Pay pro-rata at target

Eligible employees are subject to a number of covenants, including a covenant not to compete with the Company or solicit its customers or employees for a period ranging from 12 months (or 18 months for the CEO) to 24 months following termination of employment.

The Severance Plan does not provide for any tax gross-up payments to any eligible employee to offset any excise taxes that may be imposed as a result of the severance benefits. Instead, if the payments described above would be subject to the excise tax, then the payments will be reduced to a level at which no payments would be subject to the excise tax if doing so would result in the employee being able to retain a greater benefit after giving effect to the income tax consequences (including the excise tax).

Equity Plans

On March 30, 2022, the Board of Directors of the Company adopted the 2022 Plan, in which the Company’s executive officers are eligible to participate and which supersedes the 2013 Plan. The 2013 Plan, as amended, granted the Compensation and Human Capital Committee the discretion to include in any award agreement in connection with a “change in control,” a requirement that a change in control and termination of employment occur (known as a “double trigger”) for such award’s vesting to accelerate. Under the 2022 Plan, all awards shall be subject to double trigger vesting acceleration upon a “change in control” (i.e., the individual must experience a qualifying termination that occurs within six months before a “change in control” or within two years after a “change in control” to have his or her award’s vesting accelerated), unless the Board negotiates otherwise in connection with a particular “change in control.” While this benefit is available to all of our equity plan participants equally, pursuant to SEC requirements, we have included this acceleration benefit in the table below.

A “change in control” is generally defined as:

•	the consolidation or merger of McCormick with or into another entity where McCormick is not the continuing or surviving corporation, except for any consolidation or merger in which, generally, the holders of McCormick’s Common Stock and Common Stock Non-Voting immediately before the consolidation or merger own in excess of 50% of the voting stock of the surviving corporation;
•	any sale, lease, exchange or other transfer of all or substantially all of the assets of McCormick;
•	any person becoming the beneficial owner, directly or indirectly, of 35% of McCormick’s Common Stock; or
•	directors elected by the Company’s stockholders at the most recent Annual Meeting of Stockholders, and any new directors approved by at least a majority of the directors then in office, cease to constitute a majority of the members of the Board.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     52

Back of Contents

Estimates of Payments Upon Termination or Change in Control

The table below sets forth estimated payment amounts each Named Executive Officer would have received, unless otherwise noted, upon death, total and permanent disability, retirement, involuntary termination without cause, or change in control, assuming a triggering event on November 30, 2023. For purposes of the estimated amounts below, we have assumed that the price per share of our Common Stock was 64.83, the closing market price of our Common Stock Non-Voting on November 30, 2023 (the last business day of our fiscal year). The value associated with options is $0 because the strike price of previously granted options is higher than the closing market price of our Common Stock Non-Voting on November 30, 2023. The equity mix for our NEOs changed in 2021, so there are no associated awards in scope.

In addition, we have not included each applicable Named Executive Officer’s award under the annual performance-based incentive compensation program, or their respective balances of their non-qualified deferred compensation accounts, as these amounts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” and the “Aggregate Balance at Last FYE” column of the “Non-Qualified Deferred Compensation” table, above.

Potential Payments Upon Termination or Change in Control (“CIC”)($)	Brendan M. Foley	Lawrence E. Kurzius	Michael R. Smith	Sarah J. Piper	Jeffery D. Schwartz
Cash Severance Payment:
Involuntary Termination Without Cause(1)	5,775,000	5,000,000	2,325,000	1,140,000	1,755,000
CIC(2)	8,525,000	8,125,000	3,875,000	1,947,500	2,957,500
Long-Term Performance Plan:
FY2022-2024 Performance Period
Retirement/Death/Disability/Involuntary
Termination Without Cause(3)	666,667	2,866,667	766,667	53,333	533,333
CIC(4)	1,000,000	4,300,000	1,150,000	80,000	800,000
FY2023-2025 Performance Period
Retirement/Death/Disability/Involuntary
Termination Without Cause(3)	400,000	1,433,333	400,000	125,000	283,333
CIC(4)	1,200,000	4,300,000	1,200,000	375,000	850,000
Equity Awards:
Accelerated Stock Options
Death/Disability/CIC(5)	0	0	0	0	0
Retirement/Involuntary Termination Without Cause(6)	0	0	0	0	0
Accelerated RSUs
Retirement(7)	0	0	0	0	0
Death/Disability/CIC(7)	0	0	0	37,537	0
Involuntary Termination Without Cause(8)	0	0	0	14,187	0
Pension Plan Payment(9)
Retirement/Involuntary Termination/CIC	0	380,595	1,206,018	47,371	144,232
Disability	0	308,167	736,801	42,755	118,660
Death	0	178,995	591,447	19,216	73,012
SERP Payment(10)
Retirement/Involuntary Termination	0	3,129,284	1,440,846	0	0
CIC	0	3,136,016	1,442,275	0	0
Disability	0	2,534,528	1,168,660	0	0
Death	0	1,473,229	706,700	0	0
Disability Benefits(11)	364,951	439,951	202,451	52,451	139,951

(1)	These amounts represent the cash severance payment that would be received if involuntary termination without cause occurred on November 30, 2023.
(2)	These amounts represent the cash severance payment that would be received if a change in control termination occurred on November 30, 2023.
(3)	These amounts represent target awards for the FY2022-2024 and FY2023-2025 performance cycles, adjusted pro rata based on service through November 30, 2023. The LTPP provides that these amounts would be further adjusted (0-300%) based on McCormick’s performance.
(4)	These amounts represent target awards for the FY2022-2024 and FY2023-2025 performance cycles, paid at target, if a change in control termination occurred on November 30, 2023.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     53

Back of Contents
(5)	These amounts represent the potential gain on all options that would become exercisable if a triggering event occurred on November 30, 2023. The amounts are calculated by taking the closing price on November 30, 2023, less the strike price, times the number of unexercisable in-the-money options as of November 30, 2023.
(6)	These amounts represent the potential gain on options that would become exercisable during the severance period if a triggering event occurred on November 30, 2023. The severance period is defined as 18 months for the CEO and 12 months for all others. The amounts are calculated by taking the closing price on November 30, 2023, less the strike price, times the number of unexercisable in-the-money options that would have vested within the severance period as described above.
(7)	These amounts represent the potential earnings on all RSUs that would vest if a triggering event occurred on November 30, 2023. The amounts are calculated by taking the closing price on November 30, 2023 times the number of vested RSUs as of November 30, 2023.
(8)	These amounts represent the potential earnings on RSUs that would vest during the period from grant date to the qualifying separation date if a triggering event occurred on November 30, 2023, expressed as a proportion of each vesting period.
(9)	Present value of benefits payable immediately if triggering event occurred on November 30, 2023. The amounts are calculated based on the 2023 FAS disclosure discount rate of 5.45%, the Generational MILES (Mercer Industry Longevity Experience Study) white collar mortality table for the Consumer Goods and Food & Drink industry for healthy mortality with mortality improvement scale based on the Social Security Administration’s expectations of future mortality improvement. For disability benefits, the RP-2014 generational sex distinct disabled mortality tables with adjustments to remove projections after 2006 (the central year of the mortality table) and the same mortality improvement scale referenced above for healthy participants was used. Because the Change in Control benefits payable from the SERP are payable as a lump sum, post-retirement mortality for those benefits was based on 417(e) unisex mortality, which was also used for the portion of the Pension Plan benefit assumed to be paid as a lump sum. See the narrative to the “Retirement Benefits” table above for a discussion of the payment formulae upon the various termination events. The mortality assumptions used for the Pension Plan are consistent with those used for financial disclosure purposes with the exception that the “no collar” version of the MILES table was used for financial disclosure purposes for the entire Pension Plan population. The “white collar” version of this table was used for the SERP in order to better reflect the expected longevity of the executive population, and therefore this table was also used to measure the Pension Plan Liabilities for the executives to provide consistent values (and expected longevity) for executives with both Pension Plan and SERP benefits.
(10)	Present value of benefits payable immediately if triggering event occurred on November 30, 2023. The amounts are calculated based on the 2023 FAS disclosure discount rate of 5.41%, the Generational MILES (Mercer Industry Longevity Experience Study) white collar mortality table for the Consumer Goods and Food & Drink industry for healthy mortality with mortality improvement scale based on the Social Security Administration’s expectations of future mortality improvement. For disability benefits, the RP-2014 generational sex distinct disabled mortality tables with adjustments to remove projections after 2006 (the central year of the mortality table) and the same mortality improvement scale referenced above for healthy participants was used. Because the Change in Control benefits payable from the SERP are payable as a lump sum, post-retirement mortality for those benefits was based on 417(e) unisex mortality, which was also used for the portion of the Pension Plan benefit assumed to be paid as a lump sum. See the narrative to the “Retirement Benefits” table above for a discussion of the payment formulae upon the various termination events. The mortality assumptions used for the SERP are consistent with those used for financial disclosure purposes.
(11)	The amount shown is an estimated annual benefit paid to the Named Executive Officer in the event that he becomes totally and permanently disabled. The amounts are calculated on the amount in excess of the IRS Limit. The amounts set forth in the table above assume the executives’ current base salary and one-half of the maximum Social Security offset, as applicable.

CEO Pay Ratio Disclosure

In accordance with SEC rules, companies are required to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.

The annual total compensation of our median employee (other than the CEO) for 2023 was $40,141. For purposes of this calculation, Mr. Foley’s annualized estimated compensation as a result of his appointment to President and CEO was $11,019,321 for 2023. As a result, the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 275 to 1 for fiscal 2023.

In order to calculate the CEO’s annual total compensation for 2023, the following methodology was used: Effective September 1, 2023 Mr. Foley was appointed President and CEO, and he received an increase in salary to $1.10 million. We annualized Mr. Foley’s total compensation for fiscal 2023 to reflect his annual compensation as if he was CEO for all of fiscal 2023, in accordance with the same categories and based upon the same principles used to calculate the Summary Compensation Table. For purposes of this calculation, had Mr. Foley been CEO for all of fiscal 2023, we have estimated his LTPP equity award to be $3,750,023, his estimated option award to be $3,750,011, his estimated non-equity incentive plan compensation to be $2,280,300 and all other compensation to be $138,988, consistent with Footnote 4 in the Summary Compensation Table.

Given our geographic footprint outside of the United States, the table below also includes the ratio based on a median employee identified from our U.S. employee population only.

Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual compensation of our median employee is as follows:

Median Employee Globally	275:1
Median Employee in the United States	158:1

In order to identify the median employee, the following methodology was used: As of September 1, 2021, we collected data for all full- and part-time employees globally using total cash compensation as our consistently applied compensation measure. Pay was annualized for employees hired during the period and international employee pay was converted to U.S. dollars using the applicable exchange rates as of September 1, 2021. We believe there has been no change to our employee population and compensation arrangements, or the circumstances of the median employee used in fiscal 2021 that we believe would result in a significant change to our pay ratio disclosure. Accordingly, as permitted under SEC rules, we are utilizing the same median employee for the pay ratio for fiscal 2023 by examining the annual total compensation applying updated compensation data for 2023.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. It should not be used as a basis for comparison between companies, as geographic footprint and methodology may vary.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     54

Back of Contents

Pay Versus Performance

The tables and related disclosure below shows (i) the “total compensation” of our principal executive officers (“PEOs”) and our other Named Executive Officers (“NEOs”) as presented in the Summary Compensation Table (“SCT”), (ii) the compensation actually paid (“CAP”) (as defined by the SEC in Item 402(v) of Regulation S-K under the Exchange Act) to our PEOs and our other Named Executive Officers, (iii) certain financial performance measures for the years shown in the table and (iv) the relationship of CAP to those financial performance measures. For purpose of this discussion, individuals holding the role of CEO for all or part of the year are identified as our PEO; any other NEO not reported as a PEO in a given year are referred to as our “Non-PEO NEOs.”

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation and Human Capital Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Compensation and Human Capital Committee seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis” beginning on page 28.

	Summary Compensation Table Total for PEO 1 ($)(1,2)	Summary Compensation Table Total for PEO 2 ($)(1,3)	Compensation Actually Paid to PEO 1 ($)(1,2)	Compensation Actually Paid to PEO 2 ($)(1,3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1,2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1,3)	Value of Initial Fixed $100 Investment Based on:
Year							Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income (millions)(6)	Net Sales (millions)(7)
2023	12,602,133	5,213,172	3,371,205	2,570,129	3,203,326	1,527,322	73.08	110.54	680.6	6,662.2
2022	10,426,035	—	12,878,229	—	2,797,114	3,330,052	94.13	125.43	682.0	6,350.5
2021	12,718,656	—	11,236,619	—	3,654,687	2,867,886	93.23	102.80	755.3	6,317.9

(1)	Our PEOs and Non-PEO NEOs included in these columns reflect the following individuals:

Year	PEO 1	PEO 2	Non-PEO NEOs
2023	Lawrence E. Kurzius	Brendan M. Foley	Michael R. Smith, Sarah J. Piper, Jeffrey D. Schwartz, and Malcolm Swift
2022	Lawrence E. Kurzius	N/A	Brendan Foley, Michael R. Smith, Jeffrey D. Schwartz, and Malcolm Swift
2021	Lawrence E. Kurzius	N/A	Brendan Foley, Michael R. Smith, Jeffrey D. Schwartz, and Malcolm Swift

(2)	Amounts reflect the total compensation reported in the “Total” column of the Summary Compensation Table (“SCT”) for each corresponding year. Amounts presented for Non-PEO NEOs are averages for the entire group in each respective year
(3)	CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the SCT:

	2023			2022		2021
Adjustments	PEO 1	PEO 2	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
Summary Compensation Table Total	12,602,133	5,213,172	3,203,326	10,426,035	2,797,114	12,718,656	3,654,687
(Minus): Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(8,600,100)	(2,400,038)	(1,637,543)	(8,600,079)	(1,875,060)	(8,100,060)	(1,775,028)
(Minus): Change in Pension Value and Nonqualified Deferred Compensation Earnings	0	0	0	0	0	0	(17,929)
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	8,529,636	2,380,372	1,713,878	11,452,002	2,471,456	10,632,565	2,330,001
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(7,061,003)	(2,132,749)	(1,403,651)	(823,463)	(157,121)	(4,595,379)	(1,457,737)
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	0	0	0	0	0	0	0
Plus/(Minus): Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(2,099,461)	(490,628)	(348,688)	423,734	93,663	580,837	133,892
(Minus): Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0	0	0	0	0	0	0

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     55

Back of Contents
	2023			2022		2021
Adjustments	PEO 1	PEO 2	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
Plus: Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation	0	0	0	0	0	0	0
Compensation Actually Paid	3,371,205	2,570,129	1,527,322	12,878,229	3,330,052	11,236,619	2,867,886

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the SCT of this proxy statement.

	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Restricted Stock Units
Stock Price	$64.83 - $85.73	$85.18 - $98.28	$85.54 - $93.64
Performance Stock Units
Financial Metric Multiplier	200%	200%	200%
TSR Realized Performance (Percentile)	29P - 42P	24P - 42P	43P - 44P
Volatility	24.1% - 25.3%	21.8% - 26.9%	15.9% - 29.3%
Risk-Free Interest Rate	4.6% - 5.0%	4.3% - 4.6%	0.2% - 0.5%
Stock Options
Expected Life	4.0 - 7.8 years	3.7 - 7.7 years	2.7 - 7.7 years
Strike Price	$69.31 - $97.26	$69.31 - $97.26	$52.98 - $89.16
Volatility	22.3% - 24.4%	21.8% - 23.5%	20.7% - 22.8%
Dividend Yield	1.8% - 2.6%	1.5% - 1.8%	1.5% - 1.7%
Risk-Free Interest Rate	3.4% - 4.3%	2.3% - 3.7%	1.3% - 1.6%
Price-Vested Stock Options
Expected Life	3.7 - 4.4 years	4.2 - 4.7 years	5.0 - 5.5 years
Volatility	24.7%	23.0%	21.0%
Dividend Yield	2.6%	1.8%	1.7%
Risk-Free Interest Rate	4.3% - 5.6%	3.7% - 4.7%	0.1% - 1.5%

(4)	Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(5)	Peer Group TSR represents the cumulative return on a fixed investment of $100 in the S&P 500 Packaged Foods & Meats Sub Industry Index for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends. This is the industry index used for comparative purposes on the total return chart included in our Form 10-K.
(6)	The dollar amounts reported represent the GAAP net income reflected in the Company’s audited financial statements for the applicable year.
(7)	Net Sales is reflected for each respective fiscal year and was selected as the Company’s most important financial performance measure used to link CAP to PEOs and Non-PEO NEOs.

Financial Performance Measures

The following is an unranked list of the financial performance measures we consider most important performance measures used to link CAP for our Non-PEO NEOs to performance for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion & Analysis beginning on page 28.

•	Net Sales
•	Adjusted Net Sales Growth
•	Adjusted EPS
•	Gross Profit
•	Stock Price
•	Total Shareholder Return

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     56

Back of Contents
Relationship between CAP vs. Cumulative TSR of Company and the Peer Group

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group:

CAP vs. TSR

Relationship between CAP vs. Net Income

The following chart illustrates the relationship between CAP for our PEOs and the average CAP for our Non-PEO NEOs against our net income:

CAP vs. Net Income

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     57

Back of Contents
Relationship between CAP vs. Net Sales

The following chart illustrates the relationship between CAP for our PEOs and the average CAP for our Non-PEO NEOs against our Net Sales:

CAP vs. Net Sales

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     58

Back of Contents

Equity Compensation Plan Information

The following table summarizes information about McCormick’s equity compensation plans as of November 30, 2023:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders(1)	Common Stock 6,892,736 Common Stock Non-Voting 5,724	Common Stock $73.07 Common Stock Non-Voting $0.00	Common Stock 4,605,662 Common Stock Non-Voting 907,029
Equity Compensation Plans not required to be approved by security holders	Common Stock 0 Common Stock Non-Voting 0	Common Stock 0.00 Common Stock Non-Voting $0.00	Common Stock 0 Common Stock Non-Voting 0
TOTAL	Common Stock 6,892,736 Common Stock Non-Voting 5,724	Common Stock $73.07 Common Stock Non-Voting $0.00	Common Stock 4,605,662 Common Stock Non-Voting 907,029

(1)	Includes the 2004 Long-term Incentive Plan, the 2007 Plan, 2013 Plan and 2022 Plans, including 1,097,271 shares assuming the target amount that could be earned under the FY2021-FY2023, FY2022-FY2024 and FY2023-FY2025 LTPP cycles and assuming the 60% hurdle is achieved under the VCAP. An additional 2,011,917 shares could be earned assuming the maximum amount for all such performance-based awards is achieved.
(2)	In addition to plans included in footnote (1), includes the 2009 Employee Stock Purchase Plan.
(3)	Shares are subject to outstanding RSU awards that have no exercise price and therefore are not factored into the calculation of the weighted-average exercise price column.

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     59

Back of Contents

Report of Audit Committee

The responsibilities of the Audit Committee are defined in a Charter which has been approved by the Board of Directors. The Committee’s Charter is available at McCormick’s Investor Relations website at ir.mccormick.com under “Governance,” then “Committees and Charters,” then “Audit Committee Charter.” Among other things, the Charter gives the Committee the responsibility for reviewing McCormick’s audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed McCormick’s audited financial statements with management, and it has discussed with McCormick’s independent registered public accounting firm the firm’s opinion on the financial statements, including critical audit matters addressed during the audit and the effectiveness of the Company’s internal controls over financial reporting, as well as the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Committee has received and reviewed the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with such firm its independence. The Audit Committee has reviewed the fees of the independent registered public accounting firm for non-audit services and believes that such fees are compatible with the independence of the independent registered public accounting firm. Based on these reviews and discussions, the Committee recommended to the Board of Directors that McCormick’s audited financial statements be included in McCormick’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023. The Committee also decided to appoint the accounting firm of Ernst & Young LLP to serve as the independent registered public accounting firm of McCormick for fiscal year 2024, subject to ratification by the stockholders of McCormick, because of, among other things, the quality and efficiency of the services they provide, their capabilities, technical expertise and knowledge of McCormick’s operations and industry, and their ability to remain independent.

All members of the Audit Committee are “independent” pursuant to the requirements of McCormick’s Corporate Governance Guidelines, the NYSE’s Listing Standards, and applicable SEC rules.

Submitted by:	Audit Committee
Maritza Montiel, Chair
Anne L. Bramman
Gary M. Rodkin

McCORMICK & COMPANY, INCORPORATED •  2024 Proxy Statement     60

Back of Contents

Fees of Independent Registered Public Accounting Firm

Audit Fees

The audit fees billed for professional services rendered by Ernst & Young LLP for the audit of McCormick’s annual financial statements, including certain required statutory audits, for the most recent fiscal year and the review of the financial statements included in McCormick’s Quarterly Reports on Form 10-Q for the most recent fiscal year were approximately $6.2 million. For the 2022 fiscal year, such fees were approximately $6.1 million.

Audit Related Fees

The aggregate fees billed for all audit related services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $100,000, and for the 2022 fiscal year were approximately $100,000. Audit related services principally include agreed upon procedures.

Tax Fees

The aggregate fees billed for all tax services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $300,000, and for the 2022 fiscal year were approximately $400,000. Tax services principally include tax compliance, tax advice and tax planning.

All Other Fees

The aggregate fees billed for all other professional services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $50,000, and for 2022 fiscal year were approximately $200,000. Other services principally include an IT security risk assessment.

The Audit Committee has adopted policies and procedures for the pre-approval of services related to the above fees. The Committee has pre-approved requests for services to be provided by Ernst & Young LLP that are included on a schedule of potential services in an amount not to exceed $750,000 per year. The Director of Internal Audit is delegated the authority to oversee such pre-approved services, is required to provide the Committee with regular reports on such pre-approved services for the Committee’s review, and is required to inform the Chair of the Committee of any engagement for such pre-approved services in excess of $200,000. The Committee also pre-approves annually expected known services for the upcoming year.

McCORMICK & COMPANY, INCORPORATED  •  2024 Proxy Statement     61

Back of Contents

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors has ratified the Audit Committee’s appointment of the accounting firm of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm of McCormick for fiscal year 2024, subject to ratification by the stockholders of McCormick. EY was first appointed to serve as the independent registered public accounting firm of McCormick in 1982 and is considered by the Audit Committee and the management of McCormick to be well qualified. Representatives of EY are expected to be available for the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of EY is being submitted for ratification as a matter of good corporate governance practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If EY’s selection is not ratified at the Annual Meeting, the Audit Committee will reconsider whether to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of McCormick and its stockholders. Factors considered by the Audit Committee in deciding whether to retain the current independent registered public accounting firm include:

•	the quality and efficiency of the services provided by EY, including input from management on EY’s performance;
•	EY’s global capabilities;
•	EY’s technical expertise and knowledge of McCormick’s global operations and industry;
•	external data on audit quality and performance, including relevant PCAOB reports on EY and its peer firms; and
•	the appropriateness of EY’s fees, EY’s tenure as McCormick’s independent registered public accounting firm, including the benefits of a long relationship, and the controls and processes in place that help ensure EY’s continued independence.

Additionally, the Audit Committee considered the benefits of the continued relationship with EY, including:

•	Enhanced audit quality – Through extensive experience with McCormick, EY has gained significant institutional knowledge of and deep expertise regarding McCormick’s global business, accounting policies and practices, and internal control over financial reporting.
•	Efficient fee structure – EY’s aggregate fees are competitive with peer companies because of EY’s familiarity with McCormick.
•	Avoid costs and disruption associated with new auditor – Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.

Factors considered by the Audit Committee to assess, and to help ensure the independence of EY include:

•	Strong Audit Committee oversight – Oversight includes regular private sessions with EY, discussion with EY about the scope of its audit, a comprehensive annual evaluation when determining whether to reengage EY.
•	Lead Partner Rotation – Mandatory five-year rotation of lead engagement partner for EY with direct involvement by the Audit Committee and its Chair in the transition. The current lead engagement partner will rotate in 2024.
•	Limits on non-audit services – The Audit Committee limits and pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.
•	EY’s internal independence process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead engagement partner and other partners on the engagement consistent with independence requirements.
•	Strong regulatory framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee and the Board believe that retaining EY to serve as the independent registered public accounting firm for fiscal year 2024 is in the best interests of McCormick and its stockholders.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or by proxy at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION.

McCORMICK & COMPANY, INCORPORATED  •  2024 Proxy Statement     62

Back of Contents

PROPOSAL 3
Advisory Vote on Executive Compensation

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. At the Company’s 2023 Annual Meeting of Stockholders held March 29, 2023, our stockholders were given the opportunity to endorse or not endorse, on a non-binding advisory basis, our compensation program for Named Executive Officers by voting for or against a resolution calling for the approval of such program for the 2023 fiscal year. Stockholders approved the compensation program with more than 96% of the votes cast by the holders of Common Stock.

The Company continues to design its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See “Compensation of Executive Officers – Compensation Discussion and Analysis” above.

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for Named Executive Officers by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the Board intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

“RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.”

It is expected that the next say-on-pay vote will occur at the 2025 Annual Meeting of Stockholders.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to endorse the compensation of the Company’s Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL.

McCORMICK & COMPANY, INCORPORATED  •  2024 Proxy Statement     63

Back of Contents

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires McCormick’s directors and executive officers, and persons who own more than 10% of a registered class of McCormick’s equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities of McCormick. With the exception of one Form 4 reporting a gift from Mr. Kurzius that was inadvertently filed late, to McCormick’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended November 30, 2023, no executive officer or director of McCormick failed to file reports required by Section 16(a) on a timely basis.

Other Matters

Management knows of no other matters that may be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

Additional Information

Voting Procedures

The affirmative vote of a majority of the votes cast by holders of Common Stock present in person virtually or by proxy at a meeting at which a quorum is present is required for the election of each director nominee (Proposal One), the ratification of the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm (Proposal Two), and the advisory vote on executive compensation (Proposal Three). For purposes of Proposal One, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Abstentions and “broker non-votes” (see below), if any, are not counted in the number of votes cast and therefore will have no effect on the results of the vote for these proposals. For stockholders who have requested to receive paper copies of the proxy materials, proxy cards that are executed and returned without any designated voting direction will be voted pursuant to the instructions stated on the proxy card.

Under current NYSE rules, the proposal to ratify the appointment of independent auditors (Proposal Two) is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, the proposal to elect directors (Proposal One) and the proposal relating to “say-on-pay” (Proposal Three) are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these matters may not vote these proposals. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for these proposals.

To vote your shares held in the McCormick 401(k) Retirement Plan, you must vote via the internet or telephone as instructed in the proxy materials or sign and return the proxy card. If you do not provide voting instructions by the date and time indicated on the proxy card, the trustee will vote your shares in accordance with the recommendations of the Board of Directors.

McCORMICK & COMPANY, INCORPORATED  •  2024 Proxy Statement     64

Back of Contents

Householding of Annual Disclosure Documents

The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required Annual Meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice of Internet Availability of Proxy Materials, the envelope must contain a separate notice for each stockholder at the shared address. Each Notice of Internet Availability of Proxy Materials must contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe this procedure eliminates unnecessary mailings delivered to your home and helps to reduce McCormick’s expenses. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice of Internet Availability of Proxy Materials in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials, please contact McCormick’s delivery agent, Broadridge Financial Solutions, Inc., by calling its toll-free number, 800-579-1639, by sending an electronic mail message to sendmaterial@proxyvote.com, or by writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY, 11717. Broadridge will provide you with a duplicate copy promptly. If you share an address with another McCormick stockholder and you would prefer to receive a separate set of annual disclosure documents in the future, or both of you would prefer to receive only a single set of McCormick’s annual disclosure documents, please contact Broadridge Financial Solutions, Inc. at the above telephone number or address.

Stockholder Proposals for 2025 Annual Meeting

Pursuant to SEC rules, proposals or director nominations of stockholders to be presented at the 2025 Annual Meeting must be received by the Secretary of McCormick at the Company’s principal executive offices not less than 120 calendar days before February 15, 2025 (i.e., on or before October 18, 2024) to be considered for inclusion in the 2025 proxy statement.

Stockholders wishing to submit other proposals or director nominations at the 2025 Annual Meeting that are not to be in the proxy statement materials must deliver notice to the Secretary at the principal executive offices of McCormick no later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders (i.e., between December 27, 2024 and January 26, 2025). Stockholders are also advised to review McCormick’s By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing advance notice requirements under the McCormick By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 26, 2025.

McCORMICK & COMPANY, INCORPORATED  •  2024 Proxy Statement     65

Back of Contents

McCormick is proud of our Purpose:

To Stand Together for the Future of Flavor™,
which complements our Vision:

A World United by Flavor—where healthy, sustainable, and delicious go hand in hand™.

As a global leader in flavor, we know flavor is foundational to our food and our shared future. Through our work, we focus on the needs of all our stakeholders, growing value for both our business and our world. Our purpose is not just to sell our delicious products- but to strengthen the people, communities and planet we serve.

We’re standing together for the future of flavor because we believe that flavor’s greatest potentiallies ahead.

Back of Contents

McCORMICK & COMPANY, INCORPORATED
ATTN: INVESTOR SERVICES
24 SCHILLING ROAD, SUITE 1
HUNT VALLEY, MD 21031

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 03/26/2024 for shares held directly and by 11:59 P.M. ET on 03/22/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 03/26/2024 for shares held directly and by 11:59 P.M. ET on 03/22/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS

Nominees	For	Against	Abstain
1a. A. L. Bramman	☐	☐	☐
1b. M. A. Conway	☐	☐	☐
1c. B. M. Foley	☐	☐	☐
1d. L. E. Kurzius	☐	☐	☐
1e. P. Little	☐	☐	☐
1f. M. D. Mangan	☐	☐	☐
1g. M. G. Montiel	☐	☐	☐
1h. M. M. V. Preston	☐	☐	☐
1i. G. M. Rodkin	☐	☐	☐
1j. J. Tapiero	☐	☐	☐
1k. T. Thomas	☐	☐	☐
1l. W. A. Vernon	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.	☐	☐	☐
3 APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000626548_1 R1.0.0.6

Back of Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

MCCORMICK & COMPANY, INCORPORATED
Annual Meeting of Stockholders
March 27, 2024, 10:00 AM EDT
Meeting live via the Internet at www.virtualshareholdermeeting.com/MKC2024
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Brendan M. Foley and Jeffery D. Schwartz, and each of them, as proxies of the undersigned, with full powers of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am EDT on March 27, 2024, and at any and all adjournments thereof, in accordance with the following ballot and in accordance with their best judgment in connection with such other business as may properly come before the Annual Meeting. Shares of Common Stock held under The McCormick 401(k) Retirement Plan ("Plan") will be voted in accordance with procedures established under the Plan to provide for the confidentiality of information relating to the exercise of voting and similar rights by participants. Absent specific instructions, such shares will be voted in the manner set forth below, in accordance with the terms of the Plan document.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED "FOR THE ELECTION OF ALL DIRECTOR NOMINEES", "FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM", "FOR THE ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS", AND IN THE BEST DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENT.

0000626548_2 R1.0.0.6

Continued and to be signed on reverse side